LEXTAR ELECTRONICS CORPORATION
AND SUBSIDIARIES
Consolidated Financial Statements
December 31, 2015, 2014 and 2013
(With Report of Independent Auditors)

Independent Auditors’ Report

The Board of Directors and Stockholders
Lextar Electronics Corporation:

Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Lextar Electronics Corporation and its subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2015 and 2014 and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lextar Electronics Corporation and its subsidiaries as of December 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Other Matter
The accompanying consolidated statements of comprehensive income, changes in equity and cash flows of Lextar Corporation and subsidiaries for the year ended December 31, 2013, were not audited, reviewed, or compiled by us and, accordingly, we do not express an opinion or any other form of assurance on them.

/s/KPMG
Taipei, Taiwan (Republic of China)
August 9, 2016

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Financial Position

December 31, 2015 and 2014

See accompanying notes to financial statements.

(expressed in thousands of New Taiwan dollars

	Note	December 31, 2015	December 31, 2014		Note	December 31, 2015	December 31, 2014
Assets				Liabilities
Current assets:				Current liabilities:
Cash and cash equivalents	6	$5,240,128	5,397,182	Short-term borrowings	16	$ -	924,629
Financial assets measured at fair value through profit or loss－current	7, 17	1,875	240	Accounts payable		3,285,365	3,162,169
Accounts receivable, net	9	3,732,499	3,593,240	Accounts payable to related parties	34	29,844	4,914
Accounts receivable from related parties, net	9, 34	1,194,187	1,540,628	Financial liabilities measured at fair value through profit or loss－current	7, 17	50,026	86,175
Other financial assets	6,9	199,981	35,850	Current tax liabilities	28	35,917	129,797
Inventories	10	3,004,148	2,825,163	Other current liabilities		1,151,106	1,323,600
Other current assets		222,855	332,341	Current installments of long-term borrowings	18	851,250	1,250
Total current assets		13,595,673	13,724,644	Total current liabilities		5,403,508	5,632,534
Noncurrent assets:
Investments in equity-accounted investees	11	242,381	232,756	Noncurrent liabilities:
Available-for-sale financial assets－noncurrent	8	116,921	219,552	Long-term borrowings, excluding current installments	18	947,500	1,798,750
Property, plant and equipment, net	13, 35	7,705,603	9,445,343	Convertible bonds payable	17	1,886,125	1,842,643
Intangible assets	14	17,388	18,487	Other noncurrent liabilities	28	179,989	179,802
Deferred tax assets	28	243,219	255,368	Total noncurrent liabilities		3,013,614	3,821,195
Long-term prepayments for rents	15	101,529	99,960	Total liabilities		8,417,122	9,453,729
Other noncurrent assets	20, 35	371,124	294,166
Total noncurrent assets		8,798,165	10,565,632	Equity	12, 17, 21, 22
				Common stock, $10 par value		6,025,723	6,228,300
				Capital collected in advance		412	1,238
				Capital surplus		6,973,068	7,158,596
				Retained earnings		1,119,627	1,377,377
				Other components of equity		191,791	21,618
				Treasury stock		(333,905)	-
				Equity attributable to stockholders of Lextar Electronics Corporation		13,976,716	14,787,129
				Non-controlling interests		-	49,418
				Total equity		13,976,716	14,836,547
Total Assets		$22,393,838	24,290,276	Total Liabilities and Equity		$22,393,838	24,290,276

See accompanying notes to financial statements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Comprehensive Income

For the years ended December 31, 2015, 2014 and 2013
(expressed in thousands of New Taiwan dollars, except earnings per share)

	Note	2015	2014	2013 (Unaudited)

Net revenue	23, 34	$14,230,534	14,517,137	13,751,666
Cost of sales	10, 19, 20, 22, 24, 34	12,632,960	12,392,047	12,005,060
Gross profit		1,597,574	2,125,090	1,746,606
Selling and distribution expenses	9, 14, 19, 20, 22, 24	450,505	338,134	287,725
General and administrative expenses	14, 19, 20, 22, 24, 34	453,436	554,000	558,502
Research and development expenses	14, 19, 20, 24, 34	562,834	432,110	366,137
Other income	12, 25	75,228	69,055	665,397
Other gains and losses	17, 26	174,712	14,588	65,061
Finance costs	17, 27	(87,214)	(132,388)	(165,807)
Share of profit (loss) of equity-accounted investees	11	10,873	(12,694)	(13,997)
Profit before income tax		304,398	739,407	1,084,896
Income tax expense	28	905	92,442	204,175
Profit for the year		303,493	646,965	880,721
Other comprehensive income
Items that will never be reclassified to profit or loss
Remeasurement of defined benefit obligations		190	2,939	22,113
Items that are or may be reclassified to profit or loss
Foreign operations – foreign currency translation differences		136,645	185,770	60,786
Net change in fair value of available-for-sale financial assets		(38,808)	(47,162)	(44,293)
Other comprehensive income, net of tax		98,027	141,547	38,606
Total comprehensive income for the year		$401,520	788,512	919,327
Profit attributable to:
Stockholders of Lextar Electronics Corporation		$308,934	661,163	912,475
Non-controlling interests		(5,441)	(14,198)	(31,754)
Profit for the year		$303,493	646,965	880,721
Total comprehensive income attributable to:
Stockholders of Lextar Electronics Corporation		$407,700	802,668	951,128
Non-controlling interests		(6,180)	(14,156)	(31,801)
Total comprehensive income for the year		$401,520	788,512	919,327
Earnings per share
Basic earnings per share	29	$0.50	1.23	1.78
Diluted earnings per share	29	$0.50	1.15	1.73

See accompanying notes to consolidated financial statements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Equity
For the years ended December 31, 2015, 2014 and 2013
(expressed in thousands of New Taiwan dollars)

	Equity attributable to owners of parent
	Share capital			Retained earnings			Other components of equity
							Exchange differences on	Unrealized losses
	Ordinary	Capital collected	Capital	Legal	Special	Unappropriated	translation of foreign financial	on available- for-sale financial		Treasury	Non-controlling
	shares	in advance	surplus	reserve	reserve	retained earnings	statements	assets	Others	stock	interests	Total equity

Balance on January 1, 2013 (Unaudited)	4,304,724	895	3,433,042	124,258	201	665,128	(32,595)	(2,196)	—	—	—	8,493,457
Profit (loss) for the year ended December 31, 2013 (Unaudited)	—	—	—	—	—	912,475	-	-	—	—	(31,754)	880,721
Other comprehensive income (loss) for the year ended December 31, 2013 (Unaudited)	—	—	—	—	—	22,113	60,833	(44,293)	—	—	(47)	38,606
Comprehensive income (loss) for the year ended December 31, 2013 (Unaudited)	—	—	—	—	—	934,588	60,833	(44,293)	—	—	(31,801)	919,327
Appropriation and distribution of retained earnings (Unaudited) :
Legal reserve	—	—	—	29,095	-	(29,095)	—	—	—	—	—	—
Special reserve	—	—	—	—	34,590	(34,590)	—	—	—	—	—	—
Cash dividends to shareholders	—	—	—	—	—	(225,524)	—	—	—	—	—	(225,524)
Issuance of shares due to merger (Unaudited)	849,750	—	1,402,088	—	—	—	—	—	—	—	—	2,251,838
Non-controlling interest acquired due to merger (Unaudited)	—	—	-	—	—	—	—	—	—	—	48,877	48,877
Retirement of treasury stock due to merger (Unaudited)	(144,931)	—	(122,961)	—	—	(116,175)	—	—	—	—	—	(384,067)
Conversion of convertible bonds (Unaudited)	—	5,009	(467)	—	—	—	—	—	—	—	—	4,542
Conversion of convertible bonds to ordinary shares (Unaudited)	220,425	(401)	302,438	—	—	—	—	—	—	—	—	522,462
Share-based payment transactions (Unaudited)	—	—	34,039	—	—	—	—	—	54,542	—	—	88,581
Employee stock options exercised (Unaudited)	—	4,114	—	—	—	—	—	—	—	—	—	4,114
Issuance of shares for exercise of employee stock options (Unaudited)	4,042	(4,325)	283	—	—	—	—	—	—	—	—	—
Issuance of restricted employee stock (Unaudited)	88,000	—	136,400	—	—	—	—	—	(224,400)	—	—	—
Difference between consideration and carrying amount of subsidiaries acquired or disposed (Unaudited)	—	—	7,485	—	—	—	—	—	—	—	(7,485)	—
Contribution by non-controlling interests (Unaudited)	—	—	—	—	—	—	—	—	—	—	37,500	37,500
Changes in non-controlling interests (Unaudited)	—	—	—	—	—	—	—	—	—	—	1,066	1,066
Balance on December 31, 2013 (Unaudited)	5,322,010	5,292	5,192,347	153,353	34,791	1,194,332	28,238	(46,489)	(169,858)	—	48,157	11,762,173
Profit (loss) for the year ended December 31, 2014	—	—	—	—	—	661,163	-	-	—	—	(14,198)	646,965
Other comprehensive income (loss) for the year ended December 31, 2014	—	—	—	—	—	2,939	185,728	(47,162)	—	—	42	141,547
Comprehensive income (loss) for the year ended December 31, 2014	—	—	—	—	—	664,102	185,728	(47,162)	—	—	(14,156)	788,512
Appropriation and distribution of retained earnings :		—	—						—
Legal reserve	—	—	—	97,956	—	(97,956)	—	—	—	—	—	—
Special reserve	—	—	—	—	(16,540)	16,540	—	—	—	—	—	—
Cash dividends on ordinary shares	—	—	—	—	—	(669,201)	—	—	—	—	—	(669,201)
Capital increase by cash	830,000	—	1,660,000	—	—	—	—	—	—	—	—	2,490,000
Retirement of treasury stock	(8,700)	—	(13,695)	—	—	—	—	—	—	22,395	—	-
Issuance of convertible bonds	—	—	195,200	—	—	—	—	—	—	—	—	195,200
Conversion of convertible bonds	—	125,157	(11,688)	—	—	—	—	—	—	—	—	113,469
Conversion of convertible bonds to ordinary shares	49,558	(129,649)	80,091	—	—	—	—	—	—	—	—	—
Difference between consideration and carrying amount of subsidiaries acquired or disposed	—	—	4,736	—	—	—	—	—	—	—	(4,736)	—
Share-based payment transactions	—	—	(6,894)	—	—	—	—	—	109,486	—	—	102,592
Employee stock options exercised	—	33,649	—	—	—	—	—	—	—	—	—	33,649
Issuance of shares for exercise of employee stock options	13,432	(33,211)	19,779	—	—	—	—	—	—	—	—	—
Issuance of restricted employee stock	22,000	—	38,720	—	—	—	—	—	(60,720)	—	—	—
Expiration of restricted employee stock	—	—	—	—	—	—	—	—	22,395	(22,395)	—	—
Contribution by non-controlling interests	—	—	—	—	—	—	—	—	—	—	25,000	25,000
Changes in non-controlling interests	—	—	—	—	—	—	—	—	—	—	(4,847)	(4,847)
Balance on December 31, 2014	6,228,300	1,238	7,158,596	251,309	18,251	1,107,817	213,966	(93,651)	(98,697)	—	49,418	14,836,547
Profit (loss) for the year ended December 31, 2015	—	—	—	—	—	308,934	—	—	—	—	(5,441)	303,493
Other comprehensive income (loss) for the year ended December 31, 2015	—	—	—	—	—	190	137,384	(38,808)	—	—	(739)	98,027
Comprehensive income (loss) for the year ended December 31, 2015	—	—	—	—	—	309,124	137,384	(38,808)	—	—	(6,180)	401,520
Appropriation and distribution of retained earnings :									—	—
Legal reserve	—	—	—	62,986	—	(62,986)	—	—	—	—	—	—
Special reserve	—	—	—	—	(18,251)	18,251	—	—	—	—	—	—
Cash dividends on ordinary shares	—	—	(93,443)	—	—	(566,874)	—	—	—	—	—	(660,317)
Acquisition of treasury stock	—	—	—	—	—	—	—	—	—	(618,001)	—	(618,001)
Retirement of treasury stock	(206,692)	—	(94,724)	—	—	—	—	—	—	301,416	—	—
Conversion of convertible bonds	—	104	(9)	—	—	—	—	—	—	—	—	95
Conversion of convertible bonds to ordinary shares	245	(622)	377	—	—	—	—	—	—	—	—	—
Share-based payment transactions	—	—	(960)	—	—	—	—	—	54,277	—	—	53,317
Loss of control of subsidiary	—	—	—	—	—	—	—	—	—	—	(43,238)	(43,238)
Employee stock options exercised	—	412	—	—	—	—	—	—	—	—	—	412
Issuance of shares for exercise of employee stock options	3,870	(720)	3,231	—	—	—	—	—	—	—	—	6,381
Expiration of restricted employee stock	—	—	—	—	—	—	—	—	17,320	(17,320)	—	—
Balance on December 31, 2015	6,025,723	412	6,973,068	314,295	—	805,332	351,350	(132,459)	(27,100)	(333,905)	—	13,976,716

See accompanying notes to consolidated financial statements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
For the years ended December 31, 2015, 2014 and 2013
(expressed in thousands of New Taiwan dollars)

	2015	2014	2013 (Unaudited)

Cash flows from operating activities:
Profit before income tax	$304,398	739,407	1,084,896
Adjustments for:
Depreciation	2,080,207	2,046,212	1,970,885
Amortization	77,278	52,497	40,900
Changes in fair values of financial instruments	(37,849)	41,736	16,394
Interest expense	87,214	132,388	165,807
Interest income	(32,134)	(40,610)	(30,233)
Share-based payment transactions	53,317	102,592	88,581
Share of profit (loss) of equity-accounted investees	(10,873)	12,694	13,997
Gain on bargain purchase	—	—	(552,561)
Cash dividends received from associates accounted for using equity method	—	—	6,206
Loss (gain) from disposal of property, plant and equipment	(167,090)	3,389	(621)
Gain from transfer of the right of long-term prepaid rents	—	—	(61,919)
Gain from loss of control of subsidiary	(15,045)	—	—
Others	(3,290)	(38)	13,122
	2,031,735	2,350,860	1,670,558
Change in:
- Accounts receivable	175,567	(452,850)	476,181
- Inventories	(199,640)	(747,581)	(126,079)
- Other current assets	156,391	177,730	(101,055)
- Other financial assets	(164,571)	3,384	61,481
- Other operating assets	(7,125)	—	—
- Accounts payable	189,661	198,543	(725,666)
- Other current liabilities	(1,608)	(126,233)	(153,535)
- Other non-current liabilities	19,005	(25,168)	22,623
	167,680	(972,175)	(546,050)
Cash generated from operating activities	2,503,813	2,118,092	2,209,404
Cash received from interest income	32,639	43,560	26,535
Cash paid for interest	(46,073)	(92,596)	(159,430)
Cash paid for income taxes	(154,015)	(150,156)	(17,631)
Net cash provided by operating activities	2,336,364	1,918,900	2,058,878
Cash flows from investing activities:
Acquisitions of available-for-sale financial assets	—	(74,022)	(9,875)
Proceeds from disposal of available-for-sale financial assets	74,878	—	—
Return of financial assets due to capital reduction	—	1,050	—
Net cash outflows from loss of control of subsidiary	(35,978)	—	—
Acquisitions of property, plant and equipment	(624,023)	(2,112,821)	(669,412)
Proceeds from disposals of property, plant and equipment	416,525	32,600	53,635
Decrease (increase) in refundable deposits	(992)	703	1,043
Net cash inflows from business combination	—	—	1,872,412
Increase in other noncurrent assets	(141,762)	(85,237)	(13,342)
Proceeds from transfer of the right of long-term prepaid rents	—	141,492	—
Net cash provided by (used in) investing activities	(311,352)	(2,096,235)	1,234,461
Cash flows from financing activities:
Decrease in short-term borrowings, net	(924,629)	(142,895)	750,516
Proceeds from issuance of convertible bonds	—	1,995,000	—
Repayments of long-term borrowings	(1,250)	(3,143,693)	(1,867,121)
Increase in guarantee deposits	(775)	(291)	1,223
Cash dividends	(660,317)	(669,201)	(225,524)
Proceeds from issuance of common stock	—	2,490,000	—
Proceeds from exercise of employee stock options	6,793	33,649	4,114
Cost of acquisition of treasury stock	(618,001)	—	—
Net change of non-controlling interests and others	—	25,000	37,500
Net cash provided by (used in) financing activities	(2,198,179)	587,569	(1,299,292)
Effect of exchange rate change on cash held	16,113	33,337	(32,969)
Net increase (decrease) in cash and cash equivalents	(157,054)	443,571	1,961,078
Cash and cash equivalents at January 1	5,397,182	4,953,611	2,992,533
Cash and cash equivalents at December 31	$5,240,128	5,397,182	4,953,611

See accompanying notes to consolidated financial statements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013 (Unaudited)
(expressed in thousands of New Taiwan dollars unless otherwise specified)

(1)	Organization

Lextar Electronics Corporation (“Lextar”) was incorporated on May 23, 2008 as a company limited by shares and registered under the Ministry of Economic Affairs, the Republic of China (“ROC”). Lextar went for IPO on the Taiwan Stock Exchange (“TWSE”) on September 29, 2011. Lextar and its subsidiaries (hereinafter referred to as “the Company”) primarily is involved in the design, manufacture, and sale of InGaN Epi wafer and chips, Light-Emitting Diode (“LED”) package and module. Based on the resolution of the shareholders’ meeting held on February 1, 2010, Lextar resolved to acquire and merge with LightHouse Technology Co., LTD (“LightHouse”) on March 15, 2010. Lextar is the surviving company, and LightHouse was dissolved upon completion of the merger.

LightHouse was incorporated on January 27, 2003. The major business activities of LightHouse were the development, test, manufacture and sale of LED package.

Based on the resolution of the shareholders’ meeting held on October 31, 2012, Lextar resolved to acquire and merge with Wellypower Optronics Corporation (“Wellypower”) on February 1, 2013. Lextar is the surviving company, and Wellypower was dissolved upon completion of the merger.

Wellypower was incorporated on February 28, 1994. The major business activities of Wellypower were the manufacture and sale of cold cathode fluorescent lamp, LED and hot cathode fluorescent lamp.

(2)	The Authorization of Financial Statements

These consolidated financial statements were authorized for issuance by the Board of Directors of Lextar on August 9, 2016.

(3)	New Accounting Pronouncements Under International Financial Reporting Standards (“IFRS”)

(a)	New and revised standards, amendments and interpretations in issue but not yet effective

The Company has not adopted the following new, revised and amended IFRS that have been issued by the International Accounting Standards Board (“IASB”) but are not yet effective:

(Continued)

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

New standards and amendments	Effective date per IASB
IFRS 9 “ Financial Instruments”	January 1, 2018
Amendments to IFRS 10 and IAS 28, Sale or Contribution of Assets between an Investor and its Associate or Joint Venture	Subject to IASB’s announcement
Amendments to IFRS 10, IFRS 12 and IAS 28, Investments Entities: Applying the Consolidation Exception	January 1, 2016
Amendments to IFRS 11, Accounting for Acquisitions of Interests in Joint Operations	January 1, 2016
IFRS 14, Regulatory Deferral Accounts	January 1, 2016
IFRS 15, Revenue from Contracts with Customers	January 1, 2018
IFRS 16, Lease	January 1, 2019
Amendments to IAS 1, Presentation of Financial Statements -Disclosure Initiative	January 1, 2016
Amendments to IAS 7, Statement of Cash Flows - Disclosure Initiative	January 1, 2017
Amendments to IAS 12, Recognition of Deferred Tax Assets for Unrealized Losses	January 1, 2017
Amendments to IAS 16 and IAS 38, Clarification of Acceptable Methods of Depreciation and Amortization	January 1, 2016
Amendments to IAS 16 and IAS 41, Agriculture: Bearer Plants	January 1, 2016
Amendments to IAS 27, Equity Method in Separate Financial Statements	January 1, 2016
Annual Improvements to IFRS: 2012-2014 cycles	January 1, 2016

Note: The aforementioned new, revised and amended standards and interpretations are effective for annual periods beginning on or after the respective effective dates.

(b)	Except for the items discussed below, the Company believes that the initial adoption of aforementioned standards or interpretations will not have any significant impact on its accounting policies.

1.	IFRS 9, Financial Instruments

IFRS 9, published in July 2014, replaces the existing guidance in IAS 39 Financial Instruments: Recognition and Measurement. IFRS 9 includes revised guidance on the classification and measurement of financial instruments, including a new expected credit loss model for calculating impairment on financial assets, and the new general hedge accounting requirements. It also carries forward the guidance on recognition and derecognition of financial instruments from IAS 39.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	IFRS 15, Revenue from Contracts with Customers

IFRS 15 establishes a five-step model framework for recognizing revenue that apply to all contracts with customers, and will supersede IAS 18, Revenue, IAS 11, Construction Contracts, and a number of revenue-related interpretations. The core principle in that framework is that a company should recognize revenue to depict the transfer of promised goods or services to the customer in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

The Company is assessing the potential impact on its financial position and results of operations as a result of the application of IFRS 9 and IFRS 15. The Company expects the assessment to be completed at the end of 2017.

(4)	Summary of Significant Accounting Policies

The significant accounting policies applied in the preparation of these consolidated financial statements are set out as below. The significant accounting policies have been applied consistently to all periods presented in these consolidated financial statements, unless otherwise stated.

(a)	Statement of compliance

The consolidated financial statements have been prepared in accordance with IFRS as issued by the IASB.

(b)	Basis of preparation

1.	The consolidated financial statements have been prepared on the historical cost basis except for the following material items in the consolidated statements of financial position:

(i)	Financial instruments measured at fair value through profit or loss (including derivative financial instruments) (note 7);

(ii)	Available-for-sale financial assets measured at fair value (note 8); and

(iii)	Defined benefit asset (liability) is recognized as the fair value the plan assets less the present value of the defined benefit obligation (note 20).

2.	Functional and presentation currency

The functional currency of each individual consolidated entity is determined based on the primary economic environment in which the entity operates. Lextar’s primary activities are denominated in New Taiwan Dollar (“NTD”). Accordingly, NTD is Lextar’s functional currency, which is also the presentation currency of the Company’s consolidated financial statements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

All financial information presented in NTD has been rounded to the nearest thousand, unless otherwise noted.

(c)	Basis of consolidation

1.	Principle of preparation of the consolidated financial statements

The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases. Profit (loss) and other comprehensive income (loss) applicable to the non-controlling interests in a subsidiary are allocated to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

Subsidiaries’ financial statements are adjusted to align the accounting policies with those of the Company.

Changes in the Company’s ownership interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions. The carrying amounts of the Company’s investment and non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiary. Any difference between such adjustment and the fair value of the consideration paid or received is recognized directly in equity and attributed to stockholders of Lextar.

Upon the loss of control, the Company derecognizes the carrying amounts of the assets and liabilities of the subsidiary and non-controlling interests, including other comprehensive income (loss) related to the subsidiary. Any surplus or deficit arising from the loss of control is recognized in profit or loss. The gain or loss is measured as the difference between:

(i)	The aggregate of:

A.	the far value of the consideration received, and

B.	the fair value of any retained non-controlling investment in the former subsidiary at the date when the Company losses control.

(ii)	The aggregate of the carrying amount of the former subsidiary’s assets (including goodwill), liabilities and non-controlling interests at the date when the Company losses control.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	List of subsidiaries in the consolidated financial statements

			Percentage of Ownership (%)
Name of investor	Name of subsidiary	Main Activities and Location	December 31,2015	December 31,2014
The Company	Lextar (Singapore) Pte. Ltd. (LEXSG)	General Investing (Singapore)	100%	100%
〞	Liang Li Investment Co., Ltd. (Liang Li)	General Investing (Taiwan)	100%	100%
〞	Wellypower Optronics Corp. (Wellypower)	Investment and sale of products (Taiwan)	100%	100%
〞	Apower Optronics Corp. (Apower)	Investment and sale of products (BVI)	100%	100%
〞	Wellybond Corporation (Wellybond)	General Investing (Taiwan)	100%	100%
〞	Wellybond Optronics (H.K.) Limited (Wellybond (H.K.))	General Investing (Hong Kong)	100%	100%
〞	Trendylite Corporation (Trendylite)	Sale of products (Taiwan)	100%	100%
LEXSG	Lextar Electronics (SuZhou) Co., Ltd. (LEXZ)	Manufacture of Light-Emitting Diode (wafer、light bar、module) (PRC)	100%	100%
〞	Lextar Electronics (Xiamen) Co., Ltd. (LEXM)	〞	100%	100%
〞	Lextar Electronics Korea Ltd.	Sale of Light-Emitting Diode and After-sales service (South Korea)	100%	100%
Wellypower	Wellypower Optronics (SuZhou) Corporation (Wellypower (SuZhou))	Manufacture and sale of CCFL、LED and PCB surface mount technology (PRC)	13.36%	13.36%
Apower	Wellypower Optronics (SuZhou) Corporation (Wellypower (SuZhou))	〞	86.64%	86.64%
Wellybond (H.K.)	SuZhou Welly Trading Co., Ltd (SuZhou Welly )	Import and export trade, Wholesale (PRC)	100%	100%
Liang Li and Wellybond	Verticil Electronics Corporation (Verticil)	Business of power convertors (Taiwan)	0 (Note 2)	32.17% (Note 1)

Verticil	Wellypower Electronics (Samoa) Corp. ( Wellypower (Samoa))	Investment holding (Samoa)	0 (Note 2)	100% (Note 1)
Wellypower (Samoa)	Weiliyang (Suzhou) Optoelectronics Co., Ltd. (Weiliyang (Suzhou))	Manufacture and sale of light products and power supply (PRC)	0 (Note 2)	100% (Note 1)

Note 1: The Company held no more than 50% of Verticil’s shares. However, the Company still considered to have control over it; therefore, Verticil was included in the consolidated financial statements of the Company.

Note 2:
Beginning May 2015, the Company lost control over the financial and operating policies of Verticil because it no longer has the majority vote in the board of director’s meeting, resulting in the exclusion of Verticil as a subsidiary in the consolidated financial statements of the Company. Therefore, the Company’s investment in Vercitil and its subsidiaries was accounted for under available-for-sale financial asset།noncurrent.

(d)	Foreign currencies

1.	Foreign currency transaction

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Transactions in foreign currencies are translated to the respective functional currencies of the individual entities of the Company at exchange rates at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the reporting date are retranslated to the functional currency at the exchange rate at that date. The foreign currency gain or loss on monetary items is the difference between amortized cost in the functional currency at the beginning of the period adjusted for the effective interest and payments during the period, and the amortized cost in foreign currency translated at the exchange rate at the end of the period.

Non‑monetary assets and liabilities denominated in foreign currencies that are measured at fair value are retranslated to the functional currency at the exchange rate at the date that the fair value was determined. Non‑monetary items in a foreign currency that are measured based on historical cost are translated using the exchange rate at the date of translation.

Foreign currency differences arising on retranslation are recognized in profit or loss, except for those differences relating to the following which are recognized in other comprehensive income:

1)    Available‑for‑sale equity investment;
2)    A financial liability designated as a hedge of the net investment in a foreign operation to the extent that the hedge is effective; or
3)    Qualifying cash flow hedges to the extent the hedge is effective.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Foreign operations

For the purpose of presenting consolidated financial statements, the assets and liabilities of the Company’s foreign operations are translated into NTD using the exchange rates at each reporting date.  Income and expenses of foreign operations are translated at the average exchange rates for the period unless the exchange rates fluctuate significantly during the period; in that case, the exchange rates at the dates of the transactions are used. Foreign currency differences are recognized in other comprehensive income within equity, except to the extent that the translation difference is allocated to non-controlling interests.

(e)	Classification of current and non-current assets and liabilities

An asset is classified as current when:

1.	The asset expected to realize, or intends to sell or consume, in its normal operating cycle;

2.	The asset primarily held for the purpose of trading;

3.	The asset expected to realize within twelve months after the reporting date; or

4.	Cash and cash equivalent excluding the asset restricted to be exchanged or used to settle a liability for at least twelve months after the reporting date.

All other assets are classified as non-current.

A liability is classified as current when:

1.	The liability expected to settle in its normal operating cycle;

2.	The liability primarily held for the purpose of trading;

3.	The liability is due to be settled within twelve months after the reporting date; or

4.
The Company does not have an unconditional right to defer settlement of the liability for at least twelve months after the reporting date. Terms of a liability that could, at the option of the counterparty, result in its settlement by the issuance of equity instruments, do not affect its classification.

All other liabilities are classified as non-current.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(f)	Cash and cash equivalents

Cash comprise cash balances and demand deposits. Cash equivalents comprise short-term highly liquid investments that are readily convertible into known amounts of cash and are subject to an insignificant risk of changes in their fair value. Deposits with short-term maturity, but not for investments and other purposes, and are qualified with the aforementioned criteria are classified as cash equivalents.

(g)	Financial instruments

Financial assets and financial liabilities are initially recognized when the Company becomes a party to the contractual provisions of the instruments.

1.	Financial assets

The Company classifies financial assets into the following categories: financial assets measured at fair value through profit or loss, receivables and available-for-sale financial assets.

(i)	Financial assets measured at fair value through profit or loss

The Company has certain financial assets classified in this category as held-for-trading for the purpose of hedging exposure to foreign exchange and interest rate risks arising from operating and financing activities. When a derivative financial instrument is not effective as a hedge the Company accounts for it as a financial asset or liability measured at fair value through profit or loss. See note 7 for further detail of the Company’s derivative financial instruments.

(ii)	Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are either designated as available-for-sale or are not classified as receivables or financial assets measured at fair value through profit or loss. Available-for-sale financial assets are recognized initially at fair value, plus any directly attributable transaction cost. Subsequent to initial recognition, they are measured at fair value and changes therein, other than impairment losses, are recognized in other comprehensive income and presented within equity in unrealized gains (losses) on financial instruments. When an investment is derecognized, the cumulative gain or loss in equity is reclassified to profit or loss. A regular way, purchase or sale of financial assets shall be recognized and derecognized, as applicable, using trade date accounting.

Investments in equity instruments that do not have a quoted market price in an active market, and whose fair value cannot be reliably measured, are carried at their cost less any impairment losses.

Cash dividends on equity instruments are recognized in profit or loss on the date that the Company’s right to receive dividends is established. Stock dividends are recorded as an increase in the number of shares held and do not affect investment income. The cost per share is recalculated based on the new total number of shares.

(iii)	Receivables

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Receivables are financial assets with fixed or determinable payments that are not quoted in an active market. Receivables comprise trade receivables and other receivables and investment in debt security with no active market. Such assets are recognized initially at fair value, plus any directly attributable transaction costs. Subsequently, receivables are measured at amortized cost using the effective interest method, less any impairment. If the effect of discounting is immaterial, the short-term receivables are measured at the original amount.

(iv)	Impairment of financial assets

Financial assets not measured at fair value through profit or loss are assessed at each reporting date for indicators of impairment. Financial assets are considered to be impaired if an objective evidence indicates that, as a result of one or more events that occurred after the initial recognition of the financial asset, the estimated future cash flows of those assets have been negatively impacted.

The objective evidence that an available-for-sale equity security is impaired includes a significant or prolonged decline in its fair value below its cost. When an available-for-sale equity security is considered to be impaired, cumulative gains or losses previously recognized in other comprehensive income are reclassified to profit or loss. Such impairment losses are not reversed through profit or loss. However, any subsequent recovery in the fair value of an impaired available-for-sale equity security is recognized in other comprehensive income and accumulated in other components of equity.

For receivables, the Company first assesses whether objective evidence of impairment exists that are individually significant. If there is objective evidence that an impairment loss has occurred, the amount of impairment loss is assessed individually. For receivables other than those aforementioned, the Company groups those assets and collectively assesses them for impairment. An impairment loss for trade receivables is reflected in an allowance account against the receivables. When it is determined a receivable is uncollectible, it is written off from the allowance account. Any subsequent recovery of receivable previously written off is credited against the allowance account. Changes in the amount of the allowance accounts are recognized in profit or loss.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For equity instruments without a quoted market price in an active market, the objective evidence of impairment includes the investees’ financial information, current operating result, future business plans and relevant industry and public market information. An impairment loss for this kind of equity instruments is reduced from the carrying amount and any impairment loss recognized is not reversed through profit or loss in subsequent periods.

Bad debt expenses and reversal of allowance for doubtful debts for trade receivables are recognized in general and administrative expenses while impairment losses and reversal of impairment for financial assets other than receivables are recognized in other gains and losses.

(v)	De-recognition of financial assets

The Company derecognizes financial assets when the contractual rights of the cash inflow from the asset are terminated, or when the Company transfers substantially all the risks and rewards of ownership of the financial assets to another entity.

On de-recognition of a financial asset in its entirety, the difference between the carrying amount and the sum of the consideration received or receivable and any cumulative gain or loss that had been recognized in other comprehensive income is recognized in profit or loss.

2.	Financial liabilities

The Company classifies financial liabilities into the following categories: convertible bonds, financial liabilities measured at fair value through profit or loss and other financial liabilities.

(i)	Convertible bonds

(ii)
Convertible bonds issued by the Company give bondholders the right to convert bonds into a given number of equity instruments of Lextar at a specific conversion price. The derivatives embedded in the convertible bonds are recognized initially at fair value in financial liabilities measured at fair value through profit or loss. The difference between the par value of the convertible bonds and the fair value of the derivatives is recognized in convertible bonds payable.

Transaction costs that relate to the issue of the convertible bonds are included in the initial carrying amount of the liability component and amortized using the effective interest method.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(ii)	Financial liabilities measured at fair value through profit or loss

The Company designates financial liabilities in this category as held for trading for the purpose of hedging exposure to foreign exchange and interest rate risks arising from operating and financing activities. When a derivative financial instrument is not effective as a hedge the Company accounts for it as a financial asset or liability measured at fair value through profit or loss. See note 7 for further detail of the Company’s derivative financial instruments.

The Company designates financial liabilities, other than the one mentioned above, as measured at fair value through profit or loss at initial recognition. Attributable transaction costs are recognized in profit or loss as incurred. Financial liabilities in this category are subsequently measured at fair value and changes therein, which takes into account any interest expense, are recognized in profit or loss.

(iii)	Other financial liabilities

Financial liabilities not classified as held for trading, or not designated as measured at fair value through profit or loss (including loans and borrowings, trade and other payables), are measured at fair value, plus any directly attributable transaction cost at the time of initial recognition. Subsequent to initial recognition, they are measured at amortized cost calculated using the effective interest method, except for insignificant recognition of interest expense from short-term borrowings and trade payables. Interest expense not capitalized as an asset cost is recognized in profit or loss.

(iv)	De-recognition of financial liabilities

The Company derecognizes financial liabilities when the contractual obligation has been discharged, cancelled or expired. The difference between the carrying amount and the consideration paid or payable, including any non-cash assets transferred or liabilities assumed is recognized in profit or loss.

(v)	Offsetting of financial assets and liabilities

The Company presents financial assets and liabilities on a net basis when the Company has the legally enforceable rights to offset, and intends to settle such financial assets and liabilities on a net basis or to realize the assets and settle the liabilities simultaneously.

3.	Derivative financial instruments

The Company holds derivative financial instruments to hedge its foreign currency and interest rate exposures. Derivatives are recognized initially at fair value, and attributable transaction costs are recognized in profit or loss as incurred. Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are recognized in profit or loss.

(h)	Inventories

The cost of inventories includes all necessary expenditures and charges for bringing the inventory to a stable, useable and marketable condition and location. Inventories are recorded at cost, and cost is

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

determined using the weighted-average method. The production overhead is allocated based on the normal capacity of the production facilities. Inventories are measured at the lower of cost or net realizable value. Net realizable value for raw materials is based on replacement cost. Net realizable value for finished goods and work in process is calculated based on the estimated selling price less all estimated costs of completion and necessary selling costs.

(i)	Investment in associates

Associates are those entities in which the Company has the power to exercise significant influence, but not control or joint control, over their financial and operating policies. Significant influence is presumed to exist when the Company holds between 20% and 50% of the voting power of an investee.

Investments in associates are accounted for using the equity method and are recognized initially at cost. The cost of the investment includes transaction costs. The carrying amount of the investment in associates includes goodwill, which is arising from the acquisition, less any accumulated impairment losses.

The difference between acquisition cost and fair value of associates’ identifiable assets and liabilities as of the acquisition date is accounted for as goodwill. Goodwill is included in the original investment cost of acquired associates and is not amortized. If the fair value of identified assets and liabilities is in excess of acquisition cost, the remaining excess over acquisition cost is recognized as a gain in profit or loss.

Upon the sale of investment in associates, the difference between the selling price and carrying amount of the investment at the date of sale is recognized as a disposal gain or loss. In proportion to the percentage disposed of, other components of equity from the investment resulting from the Company’s proportionate share in the net equity of the investee are recognized in profit or loss.

The consolidated financial statements include the Company’s share of the profit or loss and other comprehensive income of associates, after adjustments to align the accounting policies with those of the Company, from the date that significant influence commences until the date that significant influence ceases.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company discontinues the use of the equity method from the date when the Company ceases to have significant influence over an associate, and then measures the retained interests at fair value at that date. The difference between the carrying amount of the investment at the date the equity method was discontinued and the fair value of the retained interests along with any proceeds from disposing of a part interest in the associate is recognized in profit or loss. Moreover, the Company accounts for all amounts previously recognized in other comprehensive income in relation to that investment on the same basis as would be required if the associate had directly disposed of the related assets or liabilities.

Unrealized profits resulting from the transactions between the Company and associates are eliminated to the extent of the Company’s interest in the associate. Unrealized losses on transactions with associates are eliminated in the same way, except to the extent that the underlying asset is impaired.

When the Company’s share of losses exceeds its interest in an associate, the carrying amount of that interest, including any long-term investments that form part thereof, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Company has an legal or contractual obligation, or has made payments on behalf of the investee.

(j)	Property, plant and equipment

1.	Recognition and measurement

Items of property, plant and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Cost includes expenditure that is directly attributed to the acquisition of the asset, any cost directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management, the initial estimate of the costs of dismantling and removing the item and restoring the site on which it is located, and any borrowing cost that is eligible for capitalization. The cost of the software is capitalized as part of the equipment if the purchase of the software is necessary for the equipment to be capable of operating.

When part of an item of property, plant and equipment with a cost that is significant in relation to the total cost of the item and the useful life or the depreciation method of the significant part is different from another significant part of that same item, it is accounted for as a separate item (significant component) of property, plant and equipment.

The gain or loss arising from the disposal of an item of property, plant and equipment is determined as the difference between the net disposal proceeds, if any, and the carrying amount of the item, and is recognized in other gains and losses.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Subsequent cost

Subsequent expenditure is capitalized only when it is probable that the future economic benefits associated with the expenditure will flow to the Company and the cost of the item can be measured reliably. The carrying amount of those parts that are replaced is derecognized to profit or loss. Ongoing repairs and maintenance is recognized in profit or loss as incurred.

3.	Depreciation

Excluding land, depreciation is recognized in profit or loss and provided over the estimated useful lives of the respective assets, considering significant components of an individual asset, on a straight-line basis less any residual value. If a component has a useful life that is different from the remainder of that asset, that component is depreciated separately.

Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term.

The estimated useful lives of the assets, except for land are as follows:

(i)	Buildings: 35 years

(ii)	Machinery and equipment: 3 ~9 years

(iii)	Other equipment: 1 ~ 6 years

Depreciation methods, useful lives, and residual values are reviewed at each annual reporting date and, if necessary, adjusted as appropriate. Any changes therein are accounted for as changes in accounting estimates.

(k)	Long-term prepaid rent

Long-term prepaid rent is for the use right of land (classified as other noncurrent assets), which is amortized over the shorter of economic useful life or covenant period on a straight-line basis.

(l)	Lease

1.	Lessor

Lease income from operating lease is recognized in profit or loss on a straight-line basis over the lease term. Initial direct costs incurred in negotiating and arranging an operating lease is added to the carrying amount of the leased asset and recognized as an expense over the lease term on the same basis as the lease income.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Lessee

Payments made under operating lease (excluding insurance and maintenance expenses) are recognized in profit or loss on a straight-line basis over the term of the lease.

(m)	Intangible assets

1.	Goodwill

Goodwill is recognized when the purchase price exceeds the fair value of identifiable net assets acquired in a business combination. Goodwill is measured at cost less accumulated impairment losses.

Investor-level goodwill is included in the carrying amounts of the equity investments. The impairment losses for the goodwill within the equity-accounted investees are accounted for as deductions of carrying amounts of investments in equity-accounted investees.

2.	Research & development

During the research phase, activities are carried out to obtain and understand new scientific or technical knowledge. Expenditures during this phase are recognized in profit or loss as incurred.

Expenditure arising from development is capitalized as an intangible asset when the Company demonstrates all of the following: (i) the technical feasibility of completing the intangible asset so that it will be available for use or sale; (ii) its intention to complete the intangible asset and use or sell it; (iii) its ability to use or sell the intangible asset; (iv) the probability that the intangible asset will generate probable future economic benefits; (v) the availability of adequate technical, financial and other resources to complete the development project; and (vi) its ability to measure reliably the expenditure attributable to the intangible asset during its development.

Capitalized development expenditure is measured at cost less accumulated amortization and any accumulated impairment losses.

3.	Other intangible assets

Technology-related fees, including purchased patents and licenses pursuant to patent licensing agreements, and core technologies acquired in connection with a merger are measured at cost less accumulated amortization and any accumulated impairment losses.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

4.	Subsequent expenditure

Subsequent expenditure is capitalized only when it increases the future economic benefits embodied in the specific asset to which it relates. All other expenditure, including expenditure on internally generated goodwill and brands, is recognized in profit or loss as incurred.

5.	Amortization

The depreciable amount of an intangible asset is the cost less its residual value.  An intangible asset with a finite useful life is amortized over 3 to 12 years using the straight-line method from the date that the asset is made available for use.

Goodwill and intangible assets with indefinite useful life are not amortized but tested for impairment annually. The residual value, amortization period, and amortization method are reviewed at least annually at each annual reporting date, and any changes therein are accounted for as changes in accounting estimates.

(n)	Impairment – non-financial assets

Other than inventories, deferred tax assets and assets arising from employee benefits, non-financial assets are reviewed at the reporting date to determine whether there is any indication of impairment. Goodwill and intangible assets with indefinite useful lives or that are not yet available for use, are required to be tested for impairment at least annually. When there is an indication of impairment exists for the aforementioned assets, the recoverable amount of the asset is estimated. If it is not possible to estimate the recoverable amount of an individual asset, the Company estimates the recoverable amount of the cash-generating unit (“CGU”) to which the asset has been allocated to.

In performing an impairment test for the aforementioned assets, the estimated recoverable amount is evaluated in terms of an asset or a CGU. Recoverable amount is defined as the higher of (a) an asset’s or a CGU’s fair value less costs to dispose (if determinable), or (b) its “value in use”, which is defined as the present value of the expected future cash flows generated by the asset or CGU. Any excess of the carrying amount of the asset or its related CGU over its recoverable amount is recognized as an impairment loss. Goodwill acquired in a business combination is allocated to CGUs that are expected to benefit from the synergies of the combination. Impairment losses recognized in respect of a CGU are allocated first to reduce the carrying amount of any goodwill allocated to the unit, then the carrying amounts of the other assets in the unit on a pro rata basis.
If there is evidence that the accumulated impairment loss of an asset other than goodwill and intangible assets with indefinite useful lives in prior years no longer exists or has diminished, the amount previously recognized as an impairment loss is reversed, and the carrying amount of the asset or CGU is increased to the revised estimate of its recoverable amount. The increase in the carrying amount shall not exceed the carrying amount (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years. The impairment loss recognized on goodwill and intangible assets with indefinite useful lives is not reversed.

(o)	Provisions

A provision is recognized for a legal or constructive obligation arising from a past event, if there is probable outflow of resources and the amount can be estimated reliably. Provisions are determined by

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

discounting the expected future cash flows at a pre-tax rate that reflects the current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is recognized as interest expense.

(p)	Treasury stock

Repurchased shares are recognized under treasury shares (a contra-equity account) based on their repurchase price (including all directly accountable costs), net of tax. Gains on disposal of treasury shares should be recognized under “capital reserve – treasury share transactions”. Losses on disposal of treasury shares should be offset against existing capital reserves arising from similar types of treasury shares. If there are insufficient capital reserves to be offset against, then such losses should be accounted for under retained earnings. The carrying amount of treasury shares should be calculated using the weighted average of different types of repurchases.

During the cancellation of treasury shares, “capital reserve – share premiums” and “share capital” should be debited proportionately. Gains on cancellation of treasury shares should be recognized under existing capital reserves arising from similar types of treasury shares; Losses on cancellation of treasury shares should be offset against existing capital reserves arising from similar types of treasury shares. If there are insufficient capital reserves to be offset against, then such losses should be accounted for under retained earnings.

(q)	Revenue recognition

1.	Goods sold

Revenue from the sale of goods in the course of ordinary activities is measured at the fair value of the consideration received or receivable, net of returns, trade discounts and volume rebates. Revenue is recognized when the significant risks and rewards of ownership have been transferred to the customer, recovery of the consideration is probable, the associated costs and possible return of goods can be estimated reliably, there is no continuing management involvement with the goods, and the amount of revenue can be measured reliably. If it is probable that discounts will be granted and the amount can be measured reliably, then the discount is recognized as a reduction of revenue as the sales are recognized.

The timing of the transfers of risks and rewards varies depending on the individual terms of the sales agreement.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Government grants

Government grants without additional conditions are recognized as other income when it is receivable.

Other government grants with additional conditions shall be recognized as deferred income or deduction of book value of government-grant related asset if the Company will fulfill the conditions. If the government grant is to compensate the Company’s expenses, it shall be recognized as other income; if the government grant is to compensate the acquisition cost of asset, it shall be recognized in profit or loss during the useful life of the asset.

(r)	Employee benefits

1.	Defined contribution plans

Obligations for contributions to defined contribution pension plans are recognized as an employee benefit expense in profit or loss in the periods during which services are rendered by employees.

2.	Defined benefit plans

The Company’s net obligation in respect of defined benefit pension plans is calculated separately for each benefit plan by estimating the amount of future benefit that employees have earned in the current and prior periods, discounting that amount and deducting the fair value of any plan assets. Discount rate is determined by reference to the yield rate of Taiwan government bonds at the reporting date. The calculation of defined benefit obligations is performed annually by a qualified actuary using the Projected Unit Credit Method.

Actuarial gains and losses arising from defined benefit plans are recognized in other comprehensive income in the period in which they occur, and which then are reflected in retained earnings and will not be reclassified to profit or loss.

3.	Short-term employee benefits

Short-term employee benefit obligations, which are due to be settled within twelve months are measured on an undiscounted basis and are expensed as the related service is provided.

The expected cost of cash bonus or profit-sharing plans are recognized as a liability when the Company has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(s)	Share-based payment transactions

The compensation cost of employee share-based payment transactions is measured based on the fair value at the date on which they are granted. The compensation cost is recognized, together with a corresponding increase in equity, over the periods in which the performance and/or service conditions are being fulfilled. The cumulative expense recognized for share-based payment transactions at each reporting date reflects the extent to which the vesting period has passed and the Company’s estimate of the quantity of equity instruments that will ultimately vest.

(t)	Borrowing cost

Borrowing costs which can be allocated to the purchasing, constructing and manufacturing of certain asset shall be capitalized during the period required in completing the asset. Other borrowing costs are recognized as expenses. In addition, capitalization of borrowing costs will cease when the activities aimed to complete the asset come to an end.

Investment income from loans unused shall be recognized as a deduction of capitalized borrowing costs.

(u)	Income taxes

Income tax expense comprises current and deferred taxes.

1.	Current income taxes

Current taxes comprises the expected tax payable or receivable on the taxable income or losses for the year and any adjustments to tax payable or receivable in respect of previous years. It is measured using tax rates enacted or substantively enacted tax rate at the reporting date.

In accordance with the ROC Income Tax Act, undistributed earnings from the companies located in the Republic of China, if any, is subject to an additional 10% surtax. The 10% tax on unappropriated earnings is recognized during the period the earnings arise and adjusted to the extent that distributions are approved by the stockholders in the following year.

2.	Deferred income taxes

Deferred income taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax liabilities are recognized for temporary difference of future taxable income. Deferred income taxes are not recognized for:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(i)	temporary difference on the initial recognition of assets and liabilities in a transaction that is not a business combination and that affects neither taxable profit or loss;

(ii)
temporary differences related to investments in subsidiaries, associates and joint arrangements to the extent the Company is able to control the timing of the reversal of the temporary differences and it is probable that they will not reverse in the foreseeable future; and

(iii)	temporary differences arising on the initial recognition of goodwill.

Deferred tax assets are recognized for unused tax losses, unused tax credits and deductible temporary differences to the extent it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Deferred income tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, using tax rates enacted or substantively enacted tax rate on the reporting date. Deferred tax assets and liabilities are offset only if certain criteria are met.

Current and deferred income taxes are recognized in profit or loss, except for taxes relating to items recognized in other comprehensive income.

(v)	Business combination

The Company accounts for business combinations using the acquisition method. The consideration transferred in the acquisition is measured at fair value, as are identifiable net assets acquired. Goodwill is measured as the excess of the aggregate of the consideration transferred and the amount of any non-controlling interests in the acquiree over the net identifiable assets acquired and liabilities assumed. If the fair value of the net assets acquired is in excess of the aggregate consideration transferred, after reassessing all of the assets acquired and all of the liabilities assumed being properly identified, the difference is recognized in profit or loss as a gain on bargain purchase.

Acquisition-related costs are expensed as incurred, except that the costs are related to the issue of debt or equity securities.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(w)	Earnings per share

Basic earnings per share is computed by dividing profit or loss attributable to the stockholders of Lextar by the weighted-average number of common shares outstanding during the period. Lextar’s convertible bonds and employee stock bonuses are potential common shares. In computing diluted earnings per share, profit or loss attributable to the stockholders of Lextar and the weighted-average number of common shares outstanding during the period are adjusted for the effects of dilutive potential common stock, assuming dilutive share equivalents had been issued. The weighted-average outstanding shares are retroactively adjusted for the effects of stock dividends transferred from retained earnings and capital surplus to common stock.

(x)	Operating segments and geographic information

The Company’s chief operating decision maker only receives consolidated financial statements. Consequently, management has determined that the Company has no operating segments as that term is defined in IFRS 8, Segment Information. Geographic net revenue information is based upon the location of customers placing orders. Geographic non-current asset information is based on the physical location of the assets.

(5)	Use of Judgments and Estimates

The preparation of the consolidated financial statements in conformity with IFRS requires management to make judgments, estimates and assumptions that affect the application of the accounting policies and the reported amount of assets, liabilities, income and expenses. Actual results may differ from these estimates.

Estimates and underlying assumptions are reviewed by management on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected.

There have been no critical judgments involved in the consolidated financial statements. There have been no significant risks pertaining to estimates and assumptions which may cause significant adjustments in the following year.

(6)	Cash and Cash Equivalents

	December 31, 2015	December 31, 2014

Cash on hand and demand deposits	$2,672,124	1,787,570
Time deposits	1,674,004	2,328,612
Bond acquired under repurchase agreement	894,000	1,281,000
	$5,240,128	5,397,182
Refer to note 31 for the disclosure of currency risk and sensitivity analysis of the financial assets and liabilities of the Company.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2015 and 2014, deposits not qualifying as cash and cash equivalents amounting to $25,861 thousand and $31,861 thousand, respectively, were classified as other current financial assets.

(7)	Derivative Financial Instruments

1.	Derivative Financial Instruments

	December 31, 2015	December 31, 2014

Financial assets measured at fair value through profit or loss-current:
Forward exchange contracts	$1,875	206
Redemption rights of bonds payable at the option of the Company or the bondholders (note 17)	—	34
	$1,875	240
Financial liabilities measured at fair value through profit or loss-current:
Forward exchange contracts	$15,037	42,351
Foreign exchange swap contracts	5,816	28,639
Redemption rights of bonds payable at the option of the Company or the bondholders (note 17)	29,173	15,185
	$50,026	86,175
Refer to note 31 for the disclosure of the Company’s credit, currency and interest rate risks related to financial instruments.

The Company uses derivative financial instruments to hedge exchange risk the Company is exposed to from its operating activities, financing activities and investment activities. The Company held derivative financial instruments not designated as hedging instruments presented as follow:

December 31, 2015
Derivative financial Instruments	Nominal amount ___(thousand)__	Currency	__Maturity date___

Forward exchange contracts	USD 58,000	sell USD / buy NTD	2016.1.11~2016.5.10
Forward exchange contracts	USD 1,049	sell USD / buy JPY	2016.1.25~2016.4.25
Forward exchange contracts	EUR 1,480	sell EUR / buy NTD	2016.1.11~2016.4.08
Forward exchange contracts	JPY 62,063	buy JPY / sell NTD	2016.1.25~2016.3.25
Forward exchange contracts	USD 10,000	sell CNY / buy USD	2016.1.26~2016.3.25
Foreign exchange swap contracts	USD 31,000	swap in USD/swap out NTD	2016.2.05~2016.4.11

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2014
Derivative financial Instruments	Nominal amount ___(thousand)__	Currency	__Maturity date___

Forward exchange contracts	USD 28,000	sell USD / buy NTD	2015.1.12~2015.2.10
Forward exchange contracts	USD 1,708	sell USD / buy JPY	2015.1.26~2015.2.25
Forward exchange contracts	JPY 72,198	buy JPY / sell NTD	2015.1.26
Foreign exchange swap contracts	USD 36,500	Swap in USD/Swap out NTD	2015.1.12~2015.3.10

(8)	Available-for-sale financial assets – noncurrent

	December 31, 2015	December 31, 2014

Equity securities	$249,380	313,203
Less: unrealized losses	(132,459)	(93,651)
	$116,921	219,552

Available-for-sale securities held by the Company mainly comprised of publicly listed equity shares. If the share price of these securities appreciates or depreciates by 10% at the reporting date, other comprehensive income would increase or decrease $10,672 thousand, $21,955 thousand and $19,269 thousand (Unaudited) for the years ended December 31, 2015, 2014 and 2013, respectively.
Investments in unlisted company stocks held by the Company are measured at amortized cost at year-end, given the range of reasonable fair value estimates is large and the probability for each estimate cannot be reasonably determined; therefore, the Company management had determined that the fair value cannot be measured reliably.

The above financial instruments were not used as collateral as of December 31, 2015 and 2014.

(9)	Accounts Receivable, net (including related and non-related parties)

	December 31, 2015	December 31, 2014

Accounts receivable	$3,841,894	3,600,336
Accounts receivable- related parties	1,203,388	1,541,113
Other receivables	199,981	35,850
Less: allowance for doubtful accounts	(15,792)	(6,136)
allowance for sales returns and discounts	(102,804)	(1,445)
	$5,126,667	5,169,718

Accounts receivable (including those of the related parties) arise from in operating activities. Other receivables include restricted bank deposits not accounted for as cash equivalents and receivables from the sales of equipment.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Aging analysis of notes and accounts receivable, which were past due but not impaired, was as follows:

	December 31, 2015	December 31, 2014

Past due 0~30 days	$106,271	66,680
Past due 31~60 days	21,897	13,205
Past due 61~90 days	1,114	2,803
Past due over 91 days	10,058	2,480
	$139,340	85,168

Based on historical experience and customer credits, the Company believed that the overdue receivables, in which no allowances for uncollectible amounts were set against to, are still deemed recoverable.

The Company recognized impairment loss on notes and accounts receivable using individual and collective assessment methods. The movement in the allowance for notes and accounts receivable and other receivables was as follows:

	For the year ended December 31,
	2015		2014		2013 (Unaudited)
	Individually assessed for impairment	Collectively assessed for impairment	Individually assessed for impairment	Collectively assessed for impairment	Individually assessed for impairment	Collectively assessed for impairment

Balance on January 1	$500	5,636	62,444	17,557	4,093	1,700
Acquired in business combination					73,092	38,953
Recognized (reversal) of impairment loss	(500)	10,156	14,915	(11,921)	(14,741)	(23,096)
Write-off	-	-	(76,859)	-	-	-
Balance on December 31	$ -	15,792	500	5,636	62,444	17,557

(10)	Inventories

	December 31, 2015	December 31, 2014

Raw materials	$194,989	180,029
Work in progress	1,386,291	1,375,414
Finished goods	1,422,868	1,269,720
	$3,004,148	2,825,163

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The charges for inventories written down to net realizable value amounted to $198,533 thousand, $69,012 thousand and $147,941 thousand (Unaudited) for the years ended December 31, 2015, 2014 and 2013, respectively, which were also included in the cost of sales.

As of December 31, 2015 and 2014, none of the Company’s inventories was pledged as collateral.

(11)	Investments in equity-accounted investees

A summary of the Company’s financial information for equity-accounted investees at the reporting date is as follows:

	December 31, 2015	December 31, 2014

Associates	$242,381	232,756

There is no practical market value for the investment accounted for using the equity method.

For the years ended December 31, 2015, 2014 and 2013, the Company recognized its share of profit (loss) of associates of $10,873 thousand $(12,694) thousand and $13,997 thousand (Unaudited), respectively.

(a)	The financial information for investments accounted for using the equity method that are individually insignificant was as follows:

	December 31, 2015	December 31, 2014

Carrying amount of individually insignificant associates’ equity	$ 844,568	652,553

(b)	The aggregate amount of the Company’s share of its associates was as follows:

	2015	2014	2013 (Unaudited)

The Company’s share of profits (loss) of associates	10,873	(12,694)	13,997
The Company’s share of other comprehensive income	—	—	—
Total	10,873	(12,694)	13,997

As of December 31, 2015 and 2014, the Company did not provide any investments accounted for using the equity method as collateral for its loans.

(12)	Subsidiaries and non-controlling interest

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(a)	Although the Company is presumed to have disposed certain parts of its subsidiary’s shares, it is still deemed to have control over its subsidiary

Verticil resolved to increase its capital by $25,000 thousand in September 2014. The Company did not subscribe the shares issued, and the percentage of Company’s holding shares of Verticil decreased.

The changes in equity attributable to owners of the parent were as follows:

2014
Share portion of Verticil after increment of capital	$24,573
Share portion of Verticil before increment of capital	19,837
Capital surplus－difference between the consideration and the carrying amount of subsidiaries acquired or disposed of	$ 4,736

(b)	Loss of control over subsidiary

The Company sold part of its shares of Verticil, and had lost its control over the financial and operating policies of Verticil in May 2015. Therefore, the assets, liabilities, and other non-controlling interests of Verticil were excluded from the financial statements of the Company. Hence, the Company’s investment in Vercitil was accounted for under available-for-sale financial asset།noncurrent.

(i)	Proceeds received from the transaction of disposal of Verticil shares

The Company sold 2,425 thousand shares of Verticil at a price of $10.5 per share, and the total transaction price was $25,463 thousand.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(ii)	Loss of control over subsidiary’s assets and liabilities

Items	Amounts
Cash and cash equivalents	$61,441
Accounts receivable and other current assets	58,042
Accounts payable and other current liabilities	(60,979)
Property, plant and equipment (note 13)	4,146
Other non-current assets	1,205
Derecognized net assets	$63,855

(iii)	Disposal gain recognized due to loss of control over the subsidiary

The fair value of the remaining share interests	$10,199
Proceeds received	25,463
Non-controlling interests	43,238
Less: net assets derecognized	(63,855)
$15,045

(iv)	Net cash outflows as a result of derecognition of the subsidiary

Cash and cash equivalents derecognized	$35,978

(13)	Property, plant and equipment

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

		For the year ended December 31, 2015
	Balance, Beginning of Year	Additions	Impairment	Effect of loss of control of Subsidiary	Disposal or Write off	Transfer from Construction in progress and Testing equipment	Effect of change in exchange rate	Balance, End of Year

Cost:
Land	716,511	736	—	-	(167,861)	—	—	549,386
Buildings	3,999,844	(1,854)	—	-	(55,308)	—	100,650	4,043,332
Machinery and equipment	11,884,142	90,677	—	-	(167,216)		23,534	12,235,656
Other equipment	878,819	41,690	—	(12,635)	(3,541)		2,564	915,604
Construction in progress and testing equipment	194,383	343,767	—	—	—		2,552	127,476
	17,673,699	475,016	—	(12,635)	(393,926)		129,300	17,871,454

Accumulated depreciation and impairment loss:
Land	—	—	—	—	—	—	—	—
Buildings	274,399	117,452	—	—	(13,329)	—	5,224	383,746
Machinery and equipment	7,248,728	1,855,992	(2,434)	—	(128,445)	—	6,398	8,980,239
Other equipment	703,940	106,763	-	(8,489)	(2,717)	—	1,028	800,525
Construction in progress and testing equipment	1,289	-	-	-	-	-	52	1,341
	$8,228,356	2,080,207	(2,434)	(8,489)	(144,491)	-	12,702	10,165,851
Net carrying amounts	$9,445,343							7,705,603

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

		For the year ended December 31, 2014
	Balance, Beginning of Year (Unaudited)	Additions	Impairment	Disposal or Write off	Transfer from Construction in progress and Testing equipment	Effect of change in exchange rate	Balance, End of Year

Cost:
Land	$167,126	549,385	—	—	—	—	716,511
Buildings	3,219,479	645,749	—	—	—	134,616	3,999,844
Machinery and equipment	11,044,244	215,254	—	(95,259)	690,486	29,417	11,884,142
Other equipment	805,867	83,828	—	(2,197)	4,130	(12,809)	878,819
Construction in progress and testing equipment	67,078	828,173	- -	-	(694,616)	(6,252)	194,383
	$15,303,794	2,322,389	-	(97,456)	-	144,972	17,673,699
Accumulated depreciation and impairment loss:
Land	—	—	—	—	—	—	-
Buildings	161,717	105,903	—	—	—	6,779	274,399
Machinery and equipment	5,463,695	1,820,825	—	(43,944)	—	8,152	7,248,728
Other equipment	584,246	119,484	—	(1,304)	—	1,514	703,940
Construction in progress and testing equipment	-	-	1,213	-	-	76	1,289
	$6,209,658	2,046,212	1,213)	(45,248)	-	16,521	8,228,356
Net carrying amounts	$9,094,136						9,445,343

As of December 31, 2014, the property, plant and equipment of the Company were pledged as collateral for long-term borrowings; please refer to note 35.

The interest rates applied for the capitalization ranged from 1.92% to 2.88% for the years ended December 31, 2014.

For the amounts of capitalized interest, please refer to note 27.

(14)	Intangible Assets

The cost, amortization and impairment of the intangible assets of the Company for the years ended in December 31, 2015 and 2014 were as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	For the year ended December 31, 2015
	Balance, Beginning of Year	Additions	Balance, End of Year
Cost:
Customer Relationship	44,153	—	44,153
Core Technology	19,962	—	19,962
Patent and royalty	29,950	—	29,950
Goodwill	8,768	—	8,768
	102,833	—	102,833
Accumulated amortization:
Customer Relationship	44,153	—	44,153
Core Technology	19,962	—	19,962
Patent and royalty	20,231	1,099	21,330
Goodwill	—	—	—
	84,346	1,099	85,445
Net carrying amounts	18,487		17,388

	For the year ended December 31, 2014
	Balance, Beginning of Year (Unaudited)	Additions	Balance, End of Year
Cost:
Customer Relationship	44,153	—	44,153
Core Technology	19,962	—	19,962
Patent and royalty	29,950	—	29,950
Goodwill	8,768	—	8,768
	102,833	—	102,833

Accumulated amortization:
Customer Relationship	44,153	—	44,153
Core Technology	19,962	—	19,962
Patent and royalty	19,132	1,099	20,231
Goodwill	—	—	—
	83,247	1,099	84,346
Net carrying amounts	19,586		18,487

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Intangible assets comprised of goodwill, customer relationship, and core technology amounting to $72,883 thousand, which were identified through purchase price allocation, and patent and royalty amounting to $17,083 thousand, which was carried over from the book of LightHouse on the merger date March 15, 2010.

Amortization expenses for intangible assets for the years ended December 31, 2015, 2014 and 2013 that were recorded as operating expenses and operating cost, respectively, were as follows:

	2015	2014	2013 (Unaudited)

Operating cost	$—	—	—
Operating expenses	1,099	1,099	7,403

As of December 31, 2015 and 2014, the Company did not provide any aforementioned intangible asset as collaterals.

(15)	Long-term prepayments for rents

The Company signed an agreement with the Ministry of Land and Resources of the People’s Republic of China to acquire the right for the use land for its operating activities. The details were as follows:

Location	Period	December 31, 2015	December 31, 2014

Suzhou Industrial Park Chung Yuan Road	2010~2060	$61,071	60,046
Suzhou Industrial Park Wei Ting Town Feng Ting Avenue	2003~2053	40,458	39,914
		$101,529	99,960

The Company has received a government subsidy which amounted to $270,119 thousand for the land-use right of Suzhou Industrial Park in 2010. The subsidy was recognized as deduction of the acquisition cost of long-term prepayments for rents. It is amortized through its estimated useful life.

(16)	Short-term borrowings

	December 31, 2015	December 31, 2014

Unsecured bank loans	$—	924,629
Annual interest rates	—	1.84%~2.055%

(17)	Convertible bonds payable

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	December 31, 2015	December 31, 2014

Aggregate principal amount	$3,000,000	3,000,000
Unamortized discount	(136,275)	(179,857)
Accumulated converted amount	(977,600)	(977,500)
Ending balance of bonds payable	1,886,125	1,842,643
Less : Bonds payable – current	—	—
Ending balance of bonds payable – non-current	1,886,125	1,842,643
Embedded derivative component - the value of redemption rights at the option of the Company/bondholders (recorded as current financial assets (liabilities) at fair value through profit or loss)
First domestic unsecured convertible bonds	(2)	34
Second domestic unsecured convertible bonds	(29,171)	(15,185)
Equity component – conversion right (recorded as capital surplus – stock option)	197,331	197,340

	2015	2014	2013 (Unaudited)
Embedded derivative component - revaluation profit (loss) on redemption rights at the option of the Company/bondholders (recorded as other gains and losses)	(14,022)	5,442	3,466
Interest expense	43,577	43,091	5,821

The offering information on the unsecured convertible bonds was as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	1st domestic unsecured convertible bonds	2nd domestic unsecured convertible bonds

Offering amount	$1,000,000 thousand	$2,000,000 thousand
Issue date	August 16, 2012	January 9, 2014
Issuance price	At par value	At par value
Face interest rate	0%	0%
Effective rate	2.167026%	2.34195%
Issue period	August 16, 2012 to August 16, 2017	January 9, 2014 to January 9, 2019

Redemption at the option of the Company
The Company may redeem the bonds at face value with cash or by converting them into stocks at any time after September 16, 2012 if the closing price of the common shares on TWSE on each trading day during a period of 30 consecutive trading dates exceeds at least 30% of the conversion price or if the outstanding balance of the Bonds is less than 10% of the offering amount.

The Company may redeem the bonds at face value with cash or by converting them into stocks at any time after July 9, 2014 if the closing price of the common shares on TWSE on each trading day during a period of 30 consecutive trading dates exceeds at least 30% of the conversion price or if the outstanding balance of the Bonds is less than 10% of the offering amount.

Redemption at the option of the holder
Each holder has the right to require the Company to redeem the holder’s bonds on August 16, 2014 at a redemption price equal to the principal amount of the bonds with a yield-to-maturity of 1% per annum.

Each holder has the right to require the Company to redeem the holder’s bonds on January 9, 2017 at a redemption price equal to the principal amount of the bonds with a yield-to-maturity of 0.5% per annum.

Conversion period
Unless the bonds are in the lock-out period, each Holder of the bonds will have the right at any time during the period from September 17, 2012, to August 6, 2017, to convert their bonds. The Company should deliver the common shares to the Holder within 5 days after accepting the demand for conversion.

Unless the bonds are in the lock-out period, each Holder of the bonds will have the right at any time during the period from February 10, 2014, to December 30, 2018, to convert their bonds. The Company should deliver the common shares to the Holder within 5 days after accepting the demand for conversion.

Conversion price on December 31,2015 (note)	$23.3	$30.08

Note: The conversion price will be subject to adjustment in accordance with the conversion formula when the Company increases its capital or upon the occurrence of certain events involving the convertible bonds payable.

(18)	Long-term borrowings

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	December 31, 2015
	Currency	Rate	Maturity year	Amounts
Unsecured bank loans	NTD	1.73%~1.8847%	2017	$1,798,750
Less：current portions				(851,250)
Total				$947,500

	December 31, 2014
	Currency	Rate	Maturity year	Amounts
Unsecured bank loans	NTD	1.8%~1.943%	2016~2017	$1,800,000
Less：current portions				(1,250)
Total				$1,798,750

For the collateral for long-term borrowings, please refer to note 35.

(19)	Operating lease

Non-cancellable lease payments as of December 31, 2015 and 2014 were as follows:

	December 31, 2015	December 31, 2014

Less than one year	$28,516	33,054
Between one and five years	63,194	59,465
Over five years	0	9,266
	$91,710	101,785

The Company leased office space and factories under operating leases and had an option to renew the leases.

Rental expense for operating leases amounted to $46,064 thousand, $78,956 thousand and $94,053 thousand (Unaudited) for the years ended December 31, 2015, 2014 and 2013, respectively.

The Company does not participate in the residual value of the land and building. Therefore, lease contracts are considered as operating leases.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(20)	Employee benefits

(a)	Defined benefit plans

(i)	Recognized assets (liabilities) for defined benefit obligations at the reporting date were as follows:

	December 31, 2015	December 31, 2014

Present value of the defined benefit obligations	$(17,794)	(20,594)
Fair value of plan assets	48,859	47,299
Surplus in the plan	31,065	26,705
Recognized assets for defined benefit obligations	$31,065	26,705

The Company makes defined benefit plan contributions to the pension fund account with Bank of Taiwan that provides pension for employees upon retirement. Plans (covered by the Labor Standards Law) entitle a retired employee to receive retirement benefits based on years of service and average monthly salary for six months prior to retirement.

(ii)	Movement in net defined benefit asset (liability)

The following table shows a reconciliation for net defined benefit asset (liability) and its components.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Defined benefit obligation		Fair value of plan assets		Net defined benefit asset (liability)
	2015	2014	2015	2014	2015	2014

Balance at January 1,	(20,594)	(23,677)	47,299	45,251	26,705	21,574
Included in profit or loss
Service cost	(115)	(199)	—	—	(115)	(199)
Interest cost	(463)	(473)	—	—	(463)	(473)
Expected return on plan assets	—	—	1,075	802	1,075	802
	(578)	(672)	1,075	802	497	130
Included in OCI
Remeasurement (loss) gain:
Actuarial (loss) gain arising from:
- demographic assumptions	(378)	48	—	—	(378)	48
- financial assumptions	(2,278)	918	—	—	(2,278)	918
- experience adjustment	2,651	1,639	—	—	2,651	1,639
Return on plan assets excluding interest income	—	—	187	296	187	296
	(5)	2,605	187	296	182	2,901
Other
Effect of acquisition of subsidiary	—	—	—	—	—	—
Contributions paid by the employer	—	—	298	950	298	950
Benefits paid	—	—	—	—	—	—
Curtailment settlement gains	3,383	1,150	—	—	3,383	1,150
	3,383	1,150	298	950	3,681	2,100
Balance at December 31, 2015	(17,794)	(20,594)	48,859	47,299	31,065	26,705

(iii)	Plan assets

The Company allocates pension funds in accordance with the Regulations for Revenues, Expenditures, Safeguard and Utilization of the Labor Retirement Fund, and such funds are managed by the Bureau of Labor Funds, Ministry of Labor. With regard to the utilization of the funds, minimum earnings shall be no less than the earnings attainable from two-year time deposits with interest rates offered by local banks.

The Company’s Bank of Taiwan labor pension reserve account balance amounted to $48,859 thousand as of December 31, 2015. For information on the utilization of the labor pension fund assets, including the asset allocation and yield of the fund, please refer to the website of the Bureau of Labor Funds, Ministry of Labor.

(iv)	Defined benefit obligation

A.	Principal actuarial assumptions

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	As of December 31,
	2015	2014

Discount rate	1.50%	2.25%
Expected long-term rate of return on plan assets	1.50%	1.75%
Rate of increase in future salary	2.00%	2.00%

The expected long-term rate of return is based on the historical rate of return of the portfolio as a whole and not on the sum of the returns on individual asset categories. In addition, at December 31, 2015, the weighted-average duration of the defined benefit obligation was 16 years.

B.	Sensitivity analysis

When measuring the present value of defined benefit obligation, the Company shall make judgments and estimates to determine the relevant actuarial assumptions, including discount rate, employee turnover rate, rate of increase in future salary and etc., at each reporting date. Any changes in the actuarial assumptions may have significant effect on the Company’s defined benefit obligations.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Reasonably possible changes at December 31, 2015 to one of the relevant actuarial assumptions, holding other assumptions constant, would have affected the defined benefit obligation by the amounts shown below.

	December 31, 2015
	Changes in assumptions
	+0.25%	-0.25%

Discount rate 1.50%	$(716)	753
Rate of increase in future salary 2%	748	(714)

	Expected employee turnover rate 110%	Expected employee turnover rate 90%

Employee turnover rate 2.12%	$(192)	195

(b)	Defined contribution plan

Commencing July 1, 2005, pursuant to the ROC Labor Pension Act (the “Act”), employees who elected to participate in the Act or joined the Company after July 1, 2005, are subject to a defined contribution plan under the Act. Under the defined contribution plan, Lextar and subsidiaries located in the ROC contribute monthly at a rate of no less than six percent of an employee’s monthly salary to the employee’s individual pension fund account at the ROC Bureau of Labor Insurance. The Company’s overseas subsidiaries have set up their retirement plans, if necessary, based on their respective local government regulations.

For the years ended December 31, 2015, 2014 and 2013, the Company set aside $133,008 thousand, 125,972 thousand and $119,011 thousand (Unaudited), respectively, of the pension costs under the pension plan to the ROC Bureau of the Labor Insurance.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(21)	Capital and Other Components of Equity

(a)	Common stock

Reconciliation of shares outstanding for 2015 and 2014 was as follows:

	2015	2014

(in thousands of shares)
Balance on January 1	622,830	532,201
Capital increase by cash	—	83,000
Retirement of treasury stock	(20,000)	—
Employee stock options exercised	387	1,343
Conversion of convertible bonds	24	4,956
Retirement of restricted stock	(669)	(870)
Issuance of restricted employee stock (note 22)	—	2,200
Balance on December 31	602,572	622,830

Lextar’s authorized common stock, with par value of $10 per share, both amounted to $7,000,000 thousand as of December 31, 2015 and 2014. The amount of shares includes the employee stock options of 16,000 thousand shares.

Lextar’s issued and outstanding common stock, with par value of $10 per share, respectively, amounted to $6,025,723 thousand and $6,228,300 thousand as of December 31, 2015 and 2014.

In addition, the above mentioned outstanding shares contain 109,250 thousand of private placement shares; 26,250 thousand shares have been offered to the public since August 2014. The application has been effective in October 2014.

In pursuant to a resolution of the stockholders’ meeting held on October 14, 2014, Lextar issued a total of 83,000 thousand shares of common stock in cash through private placement at an issue price of $30 per share on December 1, 2014. The total cash received amounted to $2,490,000 thousand. The related registration procedures were completed.

According to the Securities and Exchange Act, the ordinary shares issued through private placement should be applied to the regulator and then offered to the public three years after the date of delivery (December 18, 2014) before trading in TWSE.

Lextar issued $3,870 thousand and $13,432 thousand new shares of common stock for the exercise of employee stock options in 2015 and 2014, respectively. The related registration procedures were also completed.

As of December 31, 2015 and 2014, employee stock options exercised without registration procedures were 40 thousand shares and 43 thousand shares, respectively. The exercised amounts recorded as capital collected in advance were $412 thousand and $720 thousand, respectively.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended December 31, 2015 and 2014, convertible bonds issued by the Company amounting to $100 thousand and $122,600 thousand, respectively, were converted into 4 thousand shares and 4,785 thousand shares of common stock, respectively. For the 4 thousand shares and 4,764 thousand shares of the converted shares, the related registration procedures were completed. The converted shares which were still in the process of registration procedures were recorded as capital collected in advance, and the carrying value of these shares amounted to $0 thousand and $518 thousand, respectively.

(b)	Capital surplus

Components of capital surplus as of December 31, 2015 and 2014 were as follows:

	December 31, 2015	December 31, 2014
From common stock	$6,131,320	6,421,797
From merger	360,201	360,201
1.From employee stock option	40,210	43,928
2.From convertible bonds	197,331	197,340
Difference between the consideration and carrying amount of subsidiaries acquired	12,221	12,221
3. Increase in treasury stock	119,303	-
From restricted employee stock	112,482	123,109
	6,973,068	7,158,596

According to the ROC Company Act, capital surplus, including premium from stock issuing and donations received, shall be applied to offset accumulated deficits before it can be used to increase common stock or distribute cash.  Pursuant to the ROC Regulations Governing the Offering and Issuance of Securities by Securities Issuers, the total sum of capital surplus capitalized per annum shall not exceed 10 percent of the paid-in capital.

(c)	Legal reserve

According to the ROC Company Act, 10 percent of the annual earnings after payment of income taxes due and offsetting accumulated deficits, if any, shall be allocated as legal reserve until the accumulated legal reserve equals the issued common stock. When a company incurs no loss, it may, pursuant to a resolution to be adopted by a stockholders' meeting, distribute its legal reserve by issuing new shares or by cash, and only the portion of legal reserve which exceeds 25 percent of the paid-in capital may be distributed.

(d)	Special reserve

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

In accordance with Ruling No. 1010012865 issued by the Financial Supervisory Commission (FSC) on April 6, 2012, a portion of current-period earnings and undistributed prior-period earnings shall be reclassified as special earnings reserve during earnings distribution. The amount to be reclassified should equal the current-period total net reduction of other shareholders’ equity. Similarly, a portion of undistributed prior-period earnings shall be reclassified as special earnings reserve (and is not qualified for earnings distribution) to account for cumulative changes to other shareholders’ equity pertaining to prior periods. Amounts of subsequent reversals pertaining to the net reduction of other shareholders’ equity shall qualify for additional distributions.

(e)	Distribution of earnings and dividend policy

According to Lextar’s articles of incorporation, 10 percent of the annual earnings, after payment of income taxes due and offsetting accumulated deficits, if any, shall be set aside as a legal reserve. In addition, a special reserve in accordance with applicable laws and regulations shall also be set aside. The remaining earnings may be distributed as follows:

(i)	profit sharing to employees: at least 5 percent and not more than 20 percent;

(ii)	remuneration of directors: no more than 1 percent; and

(iii)	all or a portion of the remaining balance shall be distributed as shareholders’ dividends.

Pursuant to relevant laws or regulations or as requested by the local authority, a special reserve equivalent to the total amount of items that are accounted for as deductions to the equity shall be set aside from current earnings, and not distributed. The special reserve shall be made available for appropriation to the extent of reversal of deductions to equity in subsequent periods.

The appropriation of Lextar’s net earnings may be distributed by way of cash dividends, stock dividends, or a combination of cash and stock dividends. The Lextar’s dividend policy is to pay dividends from surplus considering factors such as the Lextar’s current and future investment environment, cash requirements, competitive conditions and capital budget requirements, and taking into account the shareholders’ interest, maintenance of a balanced dividend and the Lextar’s long term financial plan. Earnings distribution is proposed by the board of directors and approved at the stockholders’ meeting. Pursuant to the articles of incorporation, the cash dividend shall not be less than 10 percent of the total dividends.

In accordance with the ROC Company Act amended in May 2015, profit sharing to employees and remuneration to directors will no longer be appropriated from current year distributable earnings. The amendment of Lextar’s articles of incorporation, pursuant to the amendment of the ROC Company Act, was approved in the annual shareholders’ meeting held on June 3, 2016.

Lextar’s appropriations of earnings for 2014 and 2013 had been approved in the shareholders’ meeting held on May 28, 2015 and June 19, 2014. The appropriations and dividends per share were as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	For fiscal year 2014		For fiscal year 2013 (Unaudited)
	Appropriation of earnings	Dividends per share	Appropriation of earnings	Dividends per share

Cash dividends to shareholders	566,874	0.91	669,201	1.23924677
Employee bonus	85,031		132,241
Compensation of directors and supervisors	5,669		8,816
	90,700		141,057

The profit sharing to employees and remuneration were also approved through the shareholders’ meeting. The aforementioned distribution of profit sharing to employees and remuneration to directors for 2014 was consistent with the resolutions of the board of directors’ meeting held on March 10, 2015, and the amount has been charged against earnings of 2014.

Related information would be available on the Market Observation Post System after the convening of the meeting of the stockholders.

(f)	Treasury shares

The related information on treasury share transactions is as follows:
(In Thousands of Shares)

	For the year ended December 31, 2015
Reason to Reacquire	Number of Shares, Beginning of Period	Addition During the Period	Reduction During the Period	Number of Shares, End of Period

Due to the expiration of the restricted employee stock	—	669	669	—
In order to maintain the Company’s credibility and stockholders’ equity	—	39,970	20,000	19,970

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	For the year ended December 31, 2014
Reason to Reacquire	Number of Shares, Beginning of Period	Addition During the Period	Reduction During the Period	Number of Shares, End of Period

Due to the expiration of the restricted employee stock	—	870	870	—

Based on the Securities and Exchange Act of the ROC, the number of reacquired shares should not exceed 10% of the Company’s issued and outstanding shares, and the total purchase amount should not exceed the sum of the retained earnings, additional paid-in capital in excess of par, and realized capital surplus.

Furthermore, treasury stock cannot be pledged for debts, and it does not carry any shareholder rights until it is transferred.

(22)	Share-based payment

(a)	Employee stock option plans

The related information of employee stock options was as follows:

	For the years ended December 31,
	2015		2014		2013(Unaudited)
	Number of options (in thousands)	Weighted- average exercise price (per share)	Number of options (in thousands)	Weighted- average exercise price (per share)	Number of options (in thousands)	Weighted- average exercise price (per share)

Outstanding at January 1	4,847	$25.39	8,214	26.72	8,687	27.00
Options exercised	(384)	17.67	(1,360)	24.75	(385)	10.70
Options expired	(483)	26.14	(2,007)	28.36	(88)	10.70
Outstanding at December 31	3,980	26.04	4,847	25.39	8,214	26.72
Exercisable at December 31	3,140	25.54	2,032	24.66	1,064	10.70

For the years ended December 31, 2015 ,2014 and 2013, the weighted-average exercise price of stock option on the date of exercise was $16.06, $30.63 and $22.45(unaudited) per share, respectively.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2015 and 2014, the information of employee stock option plans outstanding was as follows:

	December 31, 2015	December 31, 2014

Range of exercise price (NT$)	10.3~26.5	10.3~27.9
Weighted-average expected time remaining until expiration (year)	1	2

As of December 31, 2015, the key terms and conditions related to the grants under employee stock option plan were disclosed as follows:

Plan	Grant date	Total number of options issued (in thousands)	Contractual life of options	Vesting Conditions	Exercise price (per share) (Note 2)

2007 Employee stock option plan	Dec. 28, 2007 (Note 1)	2,500	10 years	Future 4~8 year	$10.3

2012 Employee stock option plan	Feb. 10, 2012	7,150	5 years	Future 2~4 year	$27.9

Note 1: Inherited from the business combination with LightHouse on March 15, 2010.
Note 2: The retroactive adjustments of the exercise prices have been processed due to the changes in ordinary shares.

(b)	Fair value of stock options

The fair value of the employee stock options granted by the Company were measured at the dates of grant using the Black-Scholes option pricing model or Binomial option pricing model. The inputs to the model were as follows:

	Plan of 2007	Plan of 2012

Excise price of stock options (NTD)	11.4	30.5
Expected volatility	8.4%	42.84%
Expected continuing period	10 years	5 years
Risk-free interest rate	1.199%	1.425%
Cash dividend rate	0%	0%

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Expected volatility is based on the weighted average of historical volatility, and it is adjusted when there is additional market information about the volatility. The Company determined the rates during the life of the option, and they are in accordance with the regulations. The expected dividends rate is based on historical experience. Risk-free rate is determined based on government bonds. Service and non-market performance conditions attached to the transactions are not taken into account in determining the fair value.

(c)	Restricted stock

After the stockholders’ meeting on May 12, 2014, the Company decided to issue 2,200 thousand shares of restricted stocks. The restricted stock has been registered with and approved by the Securities and Futures Bureau of the FSC. The restricted stock was granted on May 30, 2014 at 2,200 thousand shares. The fair values on grant date were $27.6 per share.

669 thousand shares and 870 thousand shares of restricted stocks issued have expired for the years ended December 31, 2015 and 2014 due to the resignation of certain employees.

The restricted shares of stock are granted for free. After one year of service in the Company, with the condition that these employees are qualified and will continue to provide service to the Company during the vesting period, the restricted shares will be vested at the ratio mentioned below:

First year of the vesting period: 30%
Second year of the vesting period: 30%
Third year of the vesting period: 40%

The restricted stock is kept by a trust, which is appointed by the Company before it is vested. These shares shall not be sold, pledged, transferred, gifted, or by any other means, disposed to third parties during the custody period. The voting rights of these stockholders are executed by the custodian, and the custodian will act based on the law and regulations. If the shares remain unvested after the vesting period, the Company will cancel the unvested shares thereafter.

(d)
The related employee benefit expenses recognized on employee stock options were $53,317 thousand, $102,592 thousand and $88,581 thousand (Unaudited) for the years ended December 31, 2015, 2014 and 2013, respectively.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(23)	Revenue

Consolidated net revenues consisted of the following:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)
Sales of Backlight products	$8,491,532	10,334,617	10,128,068
Sales of Lighting products	5,621,105	4,012,256	3,528,817
Others	117,897	170,264	94,781
	$14,230,534	14,517,137	13,751,666

Refer to note 37 for geographic and major customer revenue information.

(24)	The Nature of Expenses

(a)	Depreciation of property, plant and equipment

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Recognized in cost of sales	$1,930,563	1,904,240	1,768,065
Recognized in operating expenses(i)	149,644	141,972	202,820
	$2,080,207	2,046,212	1,970,885

(b)	Amortization of intangible assets

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Recognized in cost of sales	$56,862	25,068	10,854
Recognized in operating expenses(i)	20,416	27,429	30,046
	$77,278	52,497	40,900

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(c)	Employee benefits expenses

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Salaries and wages	$2,107,565	2,201,815	2,380,395
Labor and health insurances	130,877	144,555	153,995
Retirement benefits	129,128	124,693	119,987
Other employee benefits	64,362	56,830	82,264
	$2,431,932	2,527,893	2,736,641
Employee benefits expense summarized by function
Recognized in cost of sales	$1,718,189	1,823,849	2,062,205
Recognized in operating expenses(i)	713,743	704,044	674,436
	$2,431,932	2,527,893	2,736,641

(i)	Operating expenses are inclusive of selling and distribution expenses, general and administrative expenses and research and development expenses.

(25)	Other Income

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Interest income	$32,134	40,610	30,233
Gain on bargain purchase	-	-	552,561
Gain on right of long-term prepared rent transfer	-	-	61,919
Others	43,094	28,445	20,684
	$75,228	69,055	665,397

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(26)	Other Gains and Losses

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Gain from loss of control of subsidiary	$15,045	-	-
Foreign exchange gains, net	52,913	166,781	121,180
Loss on valuation of financial assets (liabilities), net	(55,861)	(128,181)	(43,540)
Gain (Loss) from disposals of property, plant and equipment	167,090	(3,389)	622
Others	(4,475)	(20,623)	(13,201)
	$174,712	14,588	65,061

(27)	Finance Costs

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Interest expense	$87,214	134,466	170,046
Less: Capitalization of interest	-	(2,078)	(4,239)
	$87,214	132,388	165,807

(28)	Income Taxes

The Company cannot file a consolidated tax return under local regulations. Therefore, Lextar and its subsidiaries calculate their income taxes liabilities individually on a stand-alone basis using the enacted tax rates in their respective tax jurisdictions.

(a)	The components of income tax expense (benefit) for the years ended December 31, 2015, 2014 and 2013 were as follows:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Current tax expense (benefit)	$(11,012)	38,584	204,884
Deferred tax expense (benefit)	11,917	53,858	(709)
Income tax expense	$905	92,442	204,175

(b)	For the years ended December 31, 2015, 2014 and 2013, there were no income tax recognized in other comprehensive income.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(c)
Reconciliation of the expected income tax expenses calculated based on the ROC statutory income tax rate compared with the actual income tax expenses as reported in the consolidated statements of comprehensive income for the years ended December 31, 2015, 2014 and 2013, was as follows:

	For the years ended December 31,
	2015	2014		2013 (Unaudited)
	Rate	Amount	Rate	Amount	Rate	Amount

Profit before income taxes		$304,398		$739,407		$1,084,896
Expected income tax expenses	17.00%	51,748	17.00%	125,699	17.00%	184,432
Effect of different subsidiaries income tax rate	35.91%	109,314	4.70%	34,722	(1.290)%	(14,034)
Utilization of previously unrecognized tax loss carryforwards	(7.910)%	(24,082)	-	-	-	-
Utilization of previously unrecognized investment tax credits	(12.380)%	(37,689)	(5.860)%	(43,369)	(5.250)%	(57,000)
Nondeductible expenses	1.21%	3,668	1.60%	11,851	0.84%	9,143
Recognition of previously unrecognized deferred taxes assets associated with investment in subsidiaries	(18.350)%	(55,848)	-	-	-	-
Tax-exempt income	(6.580)%	(20,036)	-	-	-	-
Tax on undistributed retained earnings	8.13%	24,767	7.91%	58,512	8.28%	89,814
Adjustment of surtax upon stockholders’ approval of distributions	(19.220)%	(58,512)	(12.150)%	(89,814)	(2.090)%	(22,726)
Adjustments to prior years	4.90%	14,906	-	-	-	-
Others	(2.410)%	(7,331)	(0.700)%	(5,159)	1.34%	14,546
Income tax expenses		$905		92,442		204,175
Effective tax rate	0.30%		12.50%		18.82%

(d)	The components of deferred tax assets and liabilities were as follows:

	Deferred tax assets		Deferred tax liabilities	Total
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Inventories	$57,004	49,271	-	-	57,004	49,271
Foreign investment losses (gains) under the equity method	111,146	129,968	(122,745)	(122,745)	(11,599)	7,223
Investment tax credits	-	5,525	-	-	-	5,525
Government grant	36,794	37,866	-	-	36,794	37,866
Land value increment provision	-	-	-	(17,985)	-	(17,985)
Others	38,275	32,738	(1,428)	(1,428)	36,847	31,310
	$243,219	255,368	(124,173)	(142,158)	119,046	113,210

(e)	Changes in deferred tax assets and liabilities were as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	January 1, 2014	Recognized in profit or loss	Effect of exchange rate and others	December 31, 2014	Recognized in profit or loss	Effect of exchange rate and others	December 31, 2015

Investment tax credits	$42,555	(37,030)	-	5,525	(5,525)	-	-
Inventories	56,782	(7,511)	-	49,271	7,733	-	57,004
Foreign investment losses (gains) under the equity method	31,687	(24,464)	-	7,223	(18,822)	-	(11,599)
Government grant	35,969	650	1,247	37,866	(840)	(232)	36,794
Land value increment provision	(17,985)	-	-	(17,985)	-	17,985	-
Others	16,813	14,497	-	31,310	5,537	-	36,847
	$165,821	(53,858)	1,247	113,210	(11,917)	17,753	119,046

(f)	Unrecognized deferred tax assets

Deferred tax assets have not been recognized in respect of the following items.

	December 31, 2015	December 31, 2014

Unused investment tax credits	$ -	233,195
Unused tax losses carryforwards	490,408	475,797
	$490,408	708,992

All unused investment tax credits as of December 31, 2014 expired in 2015. As of December 31, 2015, the expiration dates for abovementioned unrecognized deferred tax assets for unused tax losses carryforwards were as follows:

Unused tax losses carryforwards

Expiration at the year:
2016	9,193
2017	17,564
2018	2,696
2019	354
2022	6,128
2023	216
2024	904
2025	23,321
No expiration	448,582
508,958

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(g)	Unrecognized deferred tax liabilities

Considering the reinvestment plan and the subsidiary’s future capital expenditure, the Company will not distribute its foreign subsidiary’s earnings and did not recognize the related deferred tax liabilities. As of December 31, 2015, unrecognized deferred tax liabilities amounted to $55,848 thousand.

(h)	Assessments by the tax authorities

As of December 31, 2015, the tax authorities had completed the examination of income tax returns of Lextar through 2013. However, Lextar disagreed with the assessment of income tax returns made by tax authorities for the year 2010, 2011, 2012 and 2013, so it filed an administrative appeal while paying the contested tax due of $14,906 thousand which has been included in income tax expense in 2015.

(i)	The integrated income tax system

The balance of the imputation credit account of Lextar as of December 31, 2015 and 2014 was $127,918 thousand and $92,598 thousand, respectively.

The estimated and actual creditable ratios for distribution of Lextar’s earnings under Taiwan Financial Reporting Standards of 2015 and 2014 were 16.64% and 14.52%, respectively.
The imputation credit allocated to shareholders is based on its balance as of the date of the dividend distribution. The estimated creditable ratio may change when the actual distribution of the imputation credit is made.

(29)	Earnings per share

(a)	Basic earnings per share for the years ended December 31, 2015, 2014 and 2013 were calculated as follows:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Profit attributable to Lextar’s stockholders	$308,934	661,163	912,475
Weighted-average number of common shares outstanding during the year: (in thousands)
Issued common shares at beginning of year	622,830	523,401	430,472
Effect of issuance of shares due to merger			77,758
Effect of retirement of treasury stock due to merger			(13,262)
Effect of retirement of treasury stock	(8,098)	-
Effect of conversion of convertible bonds payable	23	4,231	17,545
Effect of issuance of employee stock options	340	1,082	350
Effect of issuance of restricted shares	(273)	1,036
Effect of capital increase by cash	-	7,050	-
Weighted-average number of common shares (basic)	614,822	536,800	512,863
Basic earnings per share (NT$)	$0.50	1.23	1.78

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(b)	Diluted earnings per share for the years ended December 31, 2015, 2014 and 2013 was calculated as follows:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Profit attributable to Lextar’s shareholders (basic)	$308,934	661,163	912,475
The interest of convertible bonds payable	419	35,766	4,831
Profit attributable to Lextar’s stockholders (diluted)	$ 309,353	696,929	917,306
Weighted-average number of common shares outstanding during the year (including the effect of dilutive potential common stock): (in thousands)
Weighted-average number of common shares (basic)	614,822	536,800	512,863
Effect of convertible bonds payable	997	61,752	10,306
Effect of employee stock bonus	3,784	4,745	4,781
Effect of restricted shares	4,272	4,601	1,102
Effect of issuance of employee stock options	169	413	1,225
Weighted-average number of common shares (diluted)	624,044	608,311	530,277
Diluted earnings per share (NT$)	$0.50	1.15	1.73

(30)	Financial Instruments

(a)	Fair value and carrying amount

The carrying amount of the Company’s non-derivative financial assets།current, including cash and cash equivalents, receivables/payables (including related parties), other current financial assets, and short-term borrowings, were considered to approximate their fair values due to their short-term nature. Except for aforementioned financial instruments, the carrying amount and fair value of other financial instruments of the Company as of December 31, 2015 and 2014 were as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	December 31, 2015		December 31, 2014
	Carrying Amount	Fair Value	Carrying Amount	Fair Value

Financial assets:
Available-for-sale financial assets－noncurrent	16,921	16,921	219,552	219,552
Foreign currency forward contracts	1,875	1,875	206	206
Refundable deposits	17,800	17,800	23,800	23,800

Financial liabilities:
Long-term borrowings (including current installments)	1,798,750	1,808,628	1,800,000	1,811,732
Convertible bonds payable	1,886,125	1,943,468	1,842,643	1,906,989
Redemption rights of convertible bonds payable	29,173	29,173	15,185	15,185
Foreign currency forward and swap contracts	20,853	20,853	70,990	70,990

(b)	Valuation techniques and assumptions applied in fair value measurement

The fair values of financial assets and financial liabilities with standard terms and conditions and traded in active markets are determined with reference to quoted market prices. Except the aforementioned, the fair vales of other financial assets and financial liabilities are measured using the generally accepted pricing models based on discounted cash flow analysis.

Descriptions of the valuation methodologies, including the valuation techniques and the input(s) used in the fair value measurements for assets and liabilities are discussed as follows:

The fair values of financial assets which were publicly traded on active markets were determined with reference to quoted market prices.

For derivative financial instruments such as foreign currency forward and swap contracts, fair values are estimated using industry standard valuation models. These models use market-based observable inputs including interest rate curves, foreign exchange rates, and forward and spot prices for currencies to project fair value.

The refundable deposits and guarantee deposits received are based on carrying amount as there is no fixed maturity.

The fair value of long-term borrowings and bonds payable is estimated based on the present value of future discounted cash flows. The discount rate adopted by the Company is the rate of return of a similar financial instrument in the market; the factors include the debtors’ credit rating and the remaining period for principal repayment, etc.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(c)	Fair value measurements recognized in the consolidated statements of financial position

The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

(i)	Level 1 inputs: Unadjusted quoted prices for identical assets or liabilities in active markets accessible to the entity at the measurement date.

(ii)
Level 2 inputs: Other than quoted prices included in Level 1, inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

(iii)
Level 3 inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The fair value measurement level of an asset or liability within their fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The Company uses valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

Financial assets and liabilities measured at fair value on a recurring basis were as follows:

	Level 1	Level 2	Level 3	Total

December 31, 2015
Assets:
Financial assets measured at fair value through profit or loss	$ -	-	1,875	1,875
Available-for-sale financial assets	106,722	-	-	106,722
Liabilities:
Financial liabilities measured at fair value through profit or loss	-	-	(50,026)	(50,026)

December 31, 2014
Assets:
Financial assets measured at fair value through profit or loss	$ -	-	240	240
Available-for-sale financial assets	219,552	-	-	219,552
Liabilities:
Financial liabilities measured at fair value through profit or loss	-	-	(86,175)	(86,175)

There were no transfers between Level 1 and 2 for the years ended December 31, 2015 and 2014.

(d)	Reconciliation for recurring fair value measurements categorized within Level 3

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

Changes in Level 3 fair value measurements for the years ended December 31, 2015 and 2014 were as follows:

	Forward Exchange	Convertible Bonds	Available-for- Sale financial Assets

Balance at January 1, 2013 (Unaudited)	$(3,745)	(4,625)	-
Net realized/unrealized gains included in:
Profit or loss (Unaudited)	(44,950)	3,466	-
Purchases (Unaudited)	25,089	1,493	-
Disposals (Unaudited)	-	-	-
Balance at December 31, 2013 (Unaudited)	(23,606)	334	-
Net realized/unrealized gains included in:
Profit or loss	(133,623)	5,442	-
Purchases	86,445	-	74,022
Redemption	-	(20,927)	-
Balance at December 31, 2014	(70,784)	(15,151)	74,022
Net realized/unrealized gains included in:
Profit or loss	(41,904)	(14,022)	-
Purchases	93,710	-	-
Redemption	-	-	(74,022)
Balance at December 31, 2015	$(18,978)	(29,173)	-

(e)	Description of valuation processes for fair value measurements categorized within Level 3

Fair value measurements of assets and liabilities are determined using various valuation techniques, including the discounted cash flows and other valuation models. As deemed necessary, the Company utilizes the assistance of external experts in performing the valuation and the development of such valuation models, which include the analysis and comparison of model valuation results to market transactions and market data. The Company’s management reviews the policy and procedures of fair value measurements annually, or more frequently as deemed necessary. When a fair value measurement involves one or more significant inputs that are unobservable, the Company monitors the valuation process discreetly and examines whether the inputs are used the most relevant market data available.

The Company holds certain non-publicly listed stocks which are not traded in an active market. The Company reviews the current operating and future expected performance of these private companies based on evaluation of the latest available financial statements, as well as changes in the industry and market prospects based on publicly available information. An improvement (decline) in the operating and future expected performance results in a higher (lower) fair value measurement. Generally, changes in the industry and market prospects are directionally consistent with the changes in operating and future performance of the companies.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(31)	Financial Risk Management

(a)	Risk management framework

The managerial officers of related divisions are appointed to review, control, trace and monitor the strategic risks, financial risks and operational risks faced by the Company.  The managerial officers report to executive officers the progress of risk controls from time to time and, if necessary, report to the Board of Directors, depending on the extent of impact of risks.

(b)	Financial risk information

Hereinafter discloses information about the Company’s exposure to variable risks, and the goals, policies and procedures of the Company’s risk measurement and risk management. See footnotes to the consolidated financial statements for the quantitative analysis of variable risks.

(i)	Credit risk

Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Company’s exposures to credit risk are mainly from accounts receivable and cash and cash equivalent investments.

The Company’s potential credit risk is derived primarily from cash in bank, cash equivalent investments and trade receivables. The Company deposits its cash and cash equivalent investments with various reputable financial institutions of high credit quality. The majority of these financial institutions are located in the ROC. The Company also entered into reverse repurchase agreements with securities firms or banks in Taiwan covering government and quasi-government bonds that classified as cash equivalents. There should be no major concerns for the performance capability of trading counterparts. Management performs periodic evaluations of the relative credit standing of these financial institutions and limits the amount of credit exposure with any one institution. Management believes that there is a limited concentration of credit risk in cash and cash equivalent investments.

The majority of the Company’s customers are in high technology industries. Management continuously evaluates and controls the credit quality, credit limit and financial strength of its customers to ensure any overdue receivables are taken necessary procedures. The Company also flexibly makes use of prepayments, accounts receivable factoring and credit insurance as credit enhancement instruments. If necessary, the Company will request collaterals from its customers or invest in credit insurance.

Additionally, on the reporting date, the Company reviews the recoverability of its receivables to provide appropriate valuation allowances. Consequently, management believes there is a limited concentration of its credit risk.

As of December 31, 2015 and 2014, the carrying amount of financial assets which represents the maximum amount exposed to credit risk were $10,368,670 thousand and $10,567,140 thousand, respectively.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the years ended December 31, 2015, 2014 and 2013, the Company’s ten largest customers accounted for 55%, 70% and 78% (Unaudited). There is no other significant concentration of credit risk.

Refer to note 9 for aging analysis of accounts receivable and the movement in the allowance of doubtful accounts receivable.

(ii)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset due to an economic downturn or unbalanced demand and supply resulting in a significant drop in product prices. The Company’s approach to managing liquidity is to ensure, as far as possible, that it always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions.

Liquidity risk of the Company is monitored through its corporate treasury department which tracks the development of the actual cash flow position for the Company and uses input from a number of sources in order to forecast the overall liquidity position both on a short and long term basis. Corporate treasury invests surplus cash in money market deposits with appropriate maturities to ensure sufficient liquidity is available to meet liabilities when due, without incurring unacceptable losses or risking damage to the Company’s reputation.

The following are the contractual maturities of other financial liabilities. The amounts include estimated interest payments (except for short-term borrowings) but exclude the impact of netting agreements.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Contractual cash flows	1/1/2016	1/1/2017	2019 and~ thereafter

December 31, 2015
Non-derivative financial liabilities:
Short-term and long-term borrowings (including convertible bonds payable)	$3,852,839	876,568	978,271	1,998,000
Accounts payable	3,315,209	3,315,209	-	-
Accrued expense & other current liabilities	986,757	986,757	-	-
Derivative financial liabilities
Outflow	3,358,137	3,358,137	-	-
Inflow	(3,339,159)	(3,339,159)	-	-
	$8,173,783	5,197,512	978,271	1,998,000

December 31, 2014
Non-derivative financial liabilities:
Short-term and long-term borrowings (including convertible bonds payable)	$4,825,545	971,512	877,447	2,976,586
Accounts payable	3,167,083	3,167,083	-	-
Accrued expense & other current liabilities	1,293,924	1,293,924	-	-
Derivative financial liabilities
Outflow	2,116,675	2,116,675	-	-
Inflow	(2,045,891)	(2,045,891)	-	-
	$9,357,336	5,503,303	877,447	2,976,586

The Company is not expecting that the cash flows included in the maturity analysis could occur significantly earlier or at significantly different amounts.

As of December 31, 2015, the Company’s total current assets exceeded its total current liabilities by $8,192,165 thousand. Management believes the Company’s existing unused credit facilities under its existing loan agreements, together with net cash flows expected to be generated from its operating activities, will be sufficient for the Company to fulfill its payment obligations over the next twelve months. Therefore, management believes that the Company does not have significant liquidity risk.

(iii)	Market risk

Market risk is the risk that changes in market prices, such as foreign exchange rates, interest rates and equity prices, which will affect the Company’s income or the value of its holdings of financial instruments. The objective of market risk management is to manage and control market risk exposures within acceptable parameters, while optimizing the return.

The Company buys and sells derivatives, and also incurs financial liabilities, in order to manage market risks. All such transactions are executed in accordance with the Company’s handling procedures for conducting derivative transactions, and also monitored by internal audit department.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

A.	Currency risk

The Company is exposed to currency risk on foreign currency denominated financial assets and liabilities arising from operating, financing and investing activities such that the Company uses forward exchange contracts to hedge its currency risk. Gains and losses derived from the foreign currency fluctuations on underlying assets and liabilities are likely to offset. However, transactions of derivative financial instruments help minimize the impact of foreign currency fluctuations, but the risk cannot be fully eliminated.

The Company periodically examines portions exposed to currency risks for individual asset and liability denominated in foreign currency and uses forward contracts as hedging instruments to hedge positions exposed to risks. The contracts have maturity dates that do not exceed six months, and do not meet the criteria for hedge accounting.

a.	The Company’s significant exposure to foreign currency risk was as follows:

	Foreign currency amounts	Exchange rate	NTD

December 31, 2015
Financial assets
Monetary items
USD	160,573	33.05	5,306,939
EUR	1,684	36.12	60,831
CNY	9	5.0896	44
Non-monetary items
Forward Exchange Agreement
& Exchange rate SWAP
USD	53	33.05	1,760
JPY	419	0.2743	115

Financial liabilities
Monetary items
USD	67,299	33.05	2,224,230
JPY	281,453	0.2743	77,204
Non-monetary items
Forward Exchange Agreement
& Exchange rate SWAP
USD	615	33.05	20,340
EUR	14	36.12	513

December 31, 2014

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

	Foreign currency amounts	Exchange rate	NTD
Financial assets
Monetary items
USD	186,152	31.766	5,913,318
CNY	319	5.1223	1,633
Non-monetary items
Forward Exchange Agreement
& Exchange rate SWAP
USD	6	31.766	206
Financial liabilities
Monetary items
USD	107,261	31.766	3,407,253
JPY	508,305	0.2659	135,159
CNY	19	5.1223	96
Non-monetary items
Forward Exchange Agreement
& Exchange rate SWAP
USD	2,203	31.766	69,980
JPY	3,798	0.2659	1,010

b.	Sensitivity analysis

The Company’s exposure to foreign currency risk arises from the translation of the foreign currency exchange gains and losses on cash and cash equivalents, trade and other receivables, loans and borrowings and trade and other payables that are denominated in foreign currency.

Depreciation or appreciation of the NTD by 1% against the CNY, USD, EUR and the JPY at December 31, 2015 and 2014, while all other variables were remained constant, would have increased or decreased the net profit before tax for the years ended December 31, 2015 and 2014 as follows:

	For the years ended December 31,
	2015	2014

1% of depreciation	$30,664	23,724
1% of appreciation	(30,664)	(23,724)

B.	Interest rate risk

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

The Company’s exposure to changes in interest rates is mainly from floating-rate long-term debt obligations. Any change in interest rates will cause the effective interest rates of long-term borrowings to change and thus cause the future cash flows to fluctuate over time. The Company enters into and designates interest rate swaps as hedges of the variability in cash flows attributable to interest rate risk.

Assuming the amount of floating-rate debts at the end of the reporting period had been outstanding for the entire year and all other variables were remained constant, an increase or a decrease in the interest rate by 0.25% would have resulted in a decrease or an increase in the net profit before tax for the years ended December 31, 2015 and 2014 by $9,099 thousand and $6,820 thousand, respectively.

C.	Equity price risk

See note 8 for disclosure of equity price risk analysis.

(32)	Capital management

Through clear understanding and managing of significant changes in external environment, related industry characteristics, and corporate growth plan, the Company manages its capital to ensure it has sufficient financial resources to maintain proper working capital, to invest in capital expenditures and research and development expenses, to repay debts and to distribute dividends in accordance to its plan. The management determines the most suitable capital in terms of maintaining proper debt ratio. To sustain strong capital base, the Company improves the returns of its shareholders by applying most appropriate debt ratio. The Company’s debt ratios at the end of the reporting periods were as follows:

	December 31, 2015	December 31, 2014

Total liabilities	$8,417,122	9,453,729
Total liabilities and equity	22,393,838	24,290,276
Debt-to-equity ratio	38%	39%

(33)	Investing and financing activities not affecting current cash flow

The Company‘s investing and financing activities, which do not affect the current cash flow, in the years ended December 31, 2015, 2014 and 2013 (Unaudited) were as follows:

(a)	For conversion of convertible bonds to common stocks, please refer to note 17.

(b)	For retirement of treasury stock, please refer to note 21.

(c)	For issuance of restricted stocks to employees, please refer to note 22.

(34)	Related-party transactions

Lextar is the ultimate parent company of the Company’s subsidiaries. All significant inter-company transactions, income, expenses and balances are eliminated in the consolidated financial statements and are not disclosed in the note. The significant related party transactions were as follows:

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(a)	Compensation to executive officers

Executive officers’ compensation comprised of:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Short-term employee benefits	$39,755	43,547	50,635
Post-employment benefits	316	324	301
Termination benefits	-	-	-
Employee bonuses	2,229	5,408	4,518
Share-based payments	17,375	30,834	14,560
	$59,675	80,113	70,014

(b)	Except as disclosed in the consolidated financial statements and other notes, the significant related party transactions were as follows:

1.	Sales

	Sales			Accounts receivable from related parties
	For the years ended December 31,			December 31,
	2015	2014	2013 (Unaudited)	2015	2014

Entities with significant influence over the Company	$3,325,018	2,699,452	2,358,812	1,194,187	1,528,981
Associates	9,297	26,375	8,054	-	11,647
Other related parties	-	-	6,616	-	-
	$3,334,315	2,725,827	2,373,482	1,194,187	1,540,628

The collection terms for sales to related parties were month-end 60 to 120 days. The collection terms for sales to unrelated customers were month-end 60 to 120 days. The pricing and other terms for sales to related parties were not materially different from those with unrelated customers.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Purchases

	Purchases			Accounts payable to related parties
	For the years ended December 31,			December 31,
	2015	2014	2013 (Unaudited)	2015	2014

Entities with significant influence over the Company	$34,838	25,254	5,451	15,861	4,914
Associates	178	6,433	7,052	-	-
Other related parties	34,858	-	399,697	13,983	-
	$69,874	31,687	412,200	29,844	4,914

The price of purchase and the OEM to be recognized respectively depend on the products. There were no significant differences between the terms of purchase transactions with related enterprises and those carried out with other normal vendors.

3.	Acquisition and disposal of property, plant and equipment and others

In September 2014, the Company purchased the land and building of a factory located in Zhunan, Miaoli from an entity with significant influence over the Company. The land costs $548,743 thousand, and the building costs $555,652 thousand, resulting in a total amount of $1,104,395 thousand. For the year ended December 31, 2014, the asset transfer procedures have been finished and the total amount have been paid completely. Pricing of the above land and building was based on the valuation report from an external specialist.

On May 13, 2015, the board of directors resolved a plan to dispose of a factory located at No.20 and No.20-1 Guangfu N. Rd., Hukou Township, Hsinchu County, along with its equipment, machinery, and land, to the Company’s related party for a total consideration of $361,019 thousand. The pricing for sales to related parties was determined with reference to the valuation report from an external specialist. The asset transfer procedures have been completed. The net book value of the disposed property, plant and equipment was $208,731 thousand, and a disposal gain of $152,288 thousand was recognized.

For the years ended December 31, 2015, 2014 and 2013, rental and other expenses paid to associates and joint ventures were as follows:

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

Entities with significant influence over the Company	$ -	31,778	45,989

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

As of December 31, 2015 and 2014, amounts due to related parties as a result of the aforementioned transactions were as follows:

	December 31, 2015	December 31, 2014

Entities with significant influence over the Company	$32	41,072

(35)	Pledged assets

Pledged assets	Object	December 31, 2015	December 31, 2014

Machinery and equipment	Long-term borrowings	$ -	1,475,269
Other financial assets (classified under other non-current financial assets)	Guarantee for land lease and collateral for provisional attachment	17,800	23,800
		$17,800	1,499,069

(36)	Commitments and contingencies

The significant commitments and contingencies of the Company as of December 31, 2015, in addition to those disclosed in the aforementioned notes to the consolidated financial statements, were as follows:

(a)	The aggregated unpaid amounts of contracts pertaining to the purchase of equipment were as follows:

		December 31, 2015	December 31, 2014

Acquisition of equipment	NTD	$695,034	625,693

(b)	The amount of guarantee notes issued of credit as collateral for the bank loans were as follows:

		December 31, 2015	December 31, 2014

Guarantee notes issued	USD	$47,700	181,500
Guarantee notes issued	NTD	$4,300,000	4,700,000

(c)	As of December 31, 2014, the Company provided endorsement guarantee for operation and bank loans amounting to USD73,000 thousand, respectively.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

(d)	Guarantee notes issued for customs were as follows:

		December 31, 2015	December 31, 2014

Guarantees for customs	CNY	$ -	13,500

(e)	The Company entered into patent license agreements with Toyoda Gosei Co., Ltd. According to the agreements, the Company shall pay a certain amount of royalty based on the sales.

(f)
The Company disagreed with the pursuit of assessment on the income tax returns in 2010 and 2011, and requested for a reexamination. The tax effect of the reexamination is $5,065 thousand. Please refer to note 28.

(g)
The Company entered into supply agreements and patent license agreements with Cree Inc. According to the agreements, the Company shall keep a sufficient supply of capacity, and shall pay a certain amount of royalty based on the sales of products authorized.

(37)	Geographic and Other Revenue Information

(a)	Geographic information

The geographic breakdown for the years ended December 31, 2015, 2014 and 2013 was as follows:

1.	Net revenue

	For the years ended December 31,
	2015	2014	2013 (Unaudited)

China	$9,205,015	10,297,028	9,771,881
Malaysia	1,558,374	1,607,875	1,261,028
Japan	1,069,946	957,634	601,680
America	623,897	49,201	89,449
Taiwan	427,222	610,255	946,270
Others	1,346,080	995,144	1,081,358
	$14,230,534	14,517,137	13,751,666

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

2.	Consolidated noncurrent assets

	December 31, 2015	December 31, 2014

Taiwan	$4,945,595	6,632,337
PRC	3,194,000	3,168,046
	$8,139,596	9,800,383

(i)	Noncurrent assets are not inclusive of financial instruments, deferred tax, and pension-related assets.

(b)    Major customer information

For the years ended December 31, 2015 and 2014, sales to individual customers representing greater than 10% of consolidated net revenue were as follows:

	For the years ended December 31
	2015	%	2014	%	2013 (Unaudited)%

AU Optronics Corp and its subsidiaries	$2,731,407	19	3,718,585	26	2,358,812	17
OSRAM Company	1,981,016	14	2,252,989	15	2,261,493	17
	$4,712,423	33	5,971,574	41	4,620,305	34

(38)	Subsequent events

(a)	During the time from January to June in 2016, the Company bought back 20,000 thousand shares as treasury stock, with the average price of $16 per share, amounting to $319,989 thousand.

(b)
On April 19, 2016, the board of directors of the Company approved a resolution to allow the Company to issue 50,000 thousand new shares for restricted employee stock options without charge. The resolution has already been approved in the shareholders’ meeting on June 3, 2016, but has yet to be submitted to the authority. Please refer to the Market Observation Post System for related information.

(c)
The Company entered into a syndicated loan amounting to $3 billion with 7 banks in July 2016. The syndicated loan is led by Bank of Taiwan. As of the report date, the credit line of the syndicated loan has not yet been used.

LEXTAR ELECTRONICS CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements